Exhibit (k)(3)

              MERRILL LYNCH
              BANK USA
              (A Wholly Owned Subsidiary of
              Merrill Lynch & Co., Inc.)

              Condensed Consolidated Financial Statements (Unaudited) for the Quarterly and Year-to-Date Periods Ended June 27, 2008 and June 29, 2007

MERRILL LYNCH BANK USA
(A Wholly Owned Subsidiary of Merrill Lynch & Co., Inc.)



TABLE OF CONTENTS
--------------------------------------------------------------------------------



                                                                            Page

FINANCIAL STATEMENTS (Unaudited):

   Condensed Consolidated Balance Sheets                                       1

   Condensed Consolidated Statements of Earnings                               2

   Condensed Consolidated Statements of Changes in Stockholder's Equity        3

   Condensed Consolidated Statements of Cash Flows                           4-5

   Notes to Condensed Consolidated Financial Statements                     6-40

MERRILL LYNCH BANK USA
(A Wholly Owned Subsidiary of Merrill Lynch & Co., Inc.)

CONDENSED CONSOLIDATED STATEMENTS OF EARNINGS (Unaudited)

----------------------------------------------------------------------------------------------------------------
(Dollars in thousands, except share amounts)
                                                                            June 27,          December 28,
                                                                              2008                2007

                                                                         ----------------   ------------------
Assets
  Cash and due from banks                                                      $ 198,584            $ 273,209
  Cash equivalents                                                            10,240,565           12,700,000
  Trading assets (includes trading assets pledged as collateral that can be sold or repledged of $0 and $742,483 at
    June 27, 2008 and December 28, 2007, respectively)                           902,682               934,140
  Securities (includes securities pledged as collateral that can be sold or repledged of $506,499 and $12,074,114 at
    June 27, 2008 and December 28, 2007, respectively)                        19,300,256            24,973,661
  Loans and leases held for sale (includes $564,596 and $629,560 at
    fair value at June 27, 2008 and December 28, 2007, respectively)           1,812,715             2,008,802

  Loans and leases receivable                                                 21,435,689            21,599,453
  Allowance for loan and lease losses                                           (198,243)             (171,134)
                                                                            -------------        -------------
  Loans and leases receivable, net                                            21,237,446            21,428,319

  Accrued interest receivable                                                    129,139              178,531
  Property and equipment, net                                                     14,350               10,806
  Net deferred income taxes                                                    3,167,824            1,510,964
  Derivative assets                                                               56,699              164,590
  Investment in Federal Home Loan Bank                                           121,602              372,500
  Assets of discontinued operations                                              234,634           12,979,714
  Other assets                                                                   591,887              617,613
                                                                            -------------        -------------
Total assets                                                                $ 58,008,383         $ 78,152,849
                                                                            =============        =============

Liabilities and Stockholder's Equity

Liabilities
  Interest-bearing deposits                                                 $ 52,781,780         $ 56,355,311
  Federal funds purchased and securities
    sold under agreements to repurchase (includes $0 and $689,687 at
    fair value at June 27, 2008 and December 28, 2007, respectively)             598,191            5,757,071
  Advances from Federal Home Loan Bank                                                 -            8,700,000
  Payable to Parent and affiliates                                                54,821              138,257
  Current income taxes payable, net                                                    -              209,868
  Subordinated debt                                                              500,000              500,000
  Liabilities of discontinued operations                                          17,447              451,452
  Reserve for unfunded commitments                                               361,971              185,809
  Other liabilities                                                              393,738              412,179
                                                                            -------------        -------------
           Total liabilities                                                  54,707,948           72,709,947

Stockholder's equity
  Preferred stock, 6% noncumulative, par value $1,000;
    1,000,000 shares authorized, issued, and outstanding                       1,000,000            1,000,000
  Common stock, par value $1; 1,000,000 shares authorized,
    issued, and outstanding                                                        1,000                1,000
  Paid-in capital                                                              3,477,681            3,477,681
  Retained earnings                                                            1,493,602            2,211,027
  Accumulated other comprehensive loss, net of tax                            (2,671,848)          (1,246,806)
                                                                            -------------        -------------
          Total stockholder's equity                                           3,300,435            5,442,902
                                                                            -------------        -------------
Total liabilities and stockholder's equity                                  $ 58,008,383         $ 78,152,849
                                                                            =============        =============
--------------------------------------------------------------------------------------------------------------

See notes to the condensed consolidated financial statements (unaudited).

MERRILL LYNCH BANK USA
(A Wholly Owned Subsidiary of Merrill Lynch & Co., Inc.)

CONDENSED CONSOLIDATED STATEMENTS OF EARNINGS (Unaudited)
----------------------------------------------------------------------------------------------------------------------------------
(Dollars in thousands)
                                                                         Three Months Ended              Six Months Ended
                                                                         ------------------              ----------------
                                                                    June 27,           June 29,        June 27,       June 29,
                                                                      2008               2007            2008           2007
                                                                      ----               ----            ----           ----

Interest income:
  Loans and leases receivable                                          $ 278,241         $ 411,990      $ 608,238      $ 844,084
  Mortgage-backed and asset-backed securities                            264,399           272,145        599,340        553,857
  U.S. Treasury and government agency securities                              58                72            151            160
  Corporate debt securities                                               16,895            34,989         41,226         70,335
  Trading assets                                                          11,928            18,894         22,963         43,710
  Federal funds sold, securities purchased under
     agreements to resell, and cash equivalents                           72,431             6,989        194,953         26,345
                                                                       ---------         ---------     ----------     -----------
          Total interest income                                          643,952           745,079      1,466,871      1,538,491

Interest expense:
  Deposits                                                               183,151           343,259        487,274        709,207
  Federal funds purchased and securities
     sold under agreements to repurchase                                   5,766            19,220         27,147         50,839
  Other borrowings                                                        11,651            10,068         70,482         22,316
                                                                       ---------         ---------     ----------     -----------
          Total interest expense                                         200,568           372,547        584,903        782,362
                                                                       ---------         ---------     ----------     -----------

Net interest income                                                      443,384           372,532        881,968        756,129
(Recovery of prior provision) provision for loan and lease losses         (1,778)            1,223         76,927         (2,249)
                                                                       ---------         ---------     ----------     -----------
Net interest income after provision for loan and lease losses            445,162           371,309        805,041        758,378

Noninterest income:
  Credit and banking fees                                                108,276           125,331        202,237        237,037
  Transfer service, subaccountant, registrar, and fiscal agent fees       79,174            72,224        157,218        143,535
  Servicing and other fees, net                                           78,682            69,314        154,083        136,247
  (Losses) gains on nonhedging derivatives, net                         (174,232)           22,515         55,709         23,204
  (Losses) gains on sale of securities, net                               (2,404)           (2,857)        37,268          2,996
  Trustee fees                                                             4,630             9,369         13,811         19,132
  Equity and partnership interests                                         3,497            10,308          5,461         23,628
  Losses from liquidity asset purchase agreements                           (245)                -         (9,048)             -
  Trading (losses) gains, net                                            (50,234)              636        (95,194)         6,746
  Gains (losses) on sale of loans, net                                    37,191            (5,737)      (107,275)         4,307
  Losses on other-than-temporarily impaired securities                (1,594,726)                -     (1,976,267)           (44)
                                                                       ---------         ---------     ----------     -----------
  Other                                                                    1,296             2,833          5,278          8,515
           Total noninterest income                                   (1,509,095)          303,936     (1,556,719)       605,303

Noninterest expenses:
  Provision for unfunded loan commitments                                 24,644            38,015        176,140         35,411
  Deposit administration fees                                             33,362            33,363         67,985         66,878
  Compensation and benefits                                               30,728            44,537         67,620         67,768
  Service fees to Parent and affiliates                                   27,619            16,835         54,317         33,334
  Communications and technology                                           13,006            11,722         26,290         27,579
  FDIC and state assessments                                              11,439             9,232         19,870         17,311
  Other                                                                   20,749            18,529         37,970         34,233
                                                                       ---------         ---------     ----------     -----------
          Total noninterest expenses                                     161,547           172,233        450,192        282,514
                                                                       ---------         ---------     ----------     -----------

(Loss) earnings from continuing operations before income taxes        (1,225,480)          503,012     (1,201,870)     1,081,167
          Income tax (benefit) expense                                  (489,478)          187,198       (491,359)       406,060
                                                                       ---------         ---------     ----------     -----------

Net (loss) earnings from continuing operations                          (736,002)          315,814       (710,511)       675,107
                                                                       ---------         ---------     ----------     -----------

Discontinued Operations:
          (Loss) earnings from discontinued operations                   (18,948)          166,329        (11,118)       300,000
          Income tax (benefit) expense                                    (7,306)           55,086         (4,204)       102,750
                                                                       ---------         ---------     ----------     -----------
                  Net (loss) earnings from discontinued operations       (11,642)          111,243         (6,914)       197,250
                                                                       ---------         ---------     ----------     -----------

Net (loss) earnings                                                   $ (747,644)        $ 427,057     $ (717,425)     $ 872,357
                                                                      ===========        =========     ===========     =========
----------------------------------------------------------------------------------------------------------------------------------

See notes to the condensed consolidated financial statements (unaudited).

MERRILL LYNCH BANK USA
(A Wholly Owned Subsidiary of Merrill Lynch & Co., Inc.)

CONDENSED CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDER'S EQUITY (Unaudited)

For the Six Months Ended June 27, 2008 and June 29, 2007
-----------------------------------------------------------------------------------------------------------------------------------
(Dollars in thousands)
                                                                                                       Accumulated
                                                                                                          Other
                                                                                                         Compre-           Total
                                                                                                         hensive          Stock-
                                                Preferred     Common     Paid-in       Retained           (Loss)         holder's
                                                  Stock       Stock      Capital       Earnings           Income          Equity
                                                  -----       -----      -------       --------           ------          ------

Balance, December 29, 2006                       $ 1,000,000    $ 1,000  $ 2,427,681   $ 2,227,359            $ (292)  $ 5,655,748

Comprehensive income:
  Net earnings                                                                             872,357                         872,357
  Other comprehensive income:
    Net unrealized losses on
      securities (net of tax benefit of $13,258)                                                             (33,861)      (33,861)
    Deferred losses on cash flow
      hedges (net of tax benefit of $16,058
and reclassification of $6,563
      of losses included in earnings)                                                                        (26,144)      (26,144)
 Total comprehensive income                                                                                                812,352
 Cumulative effect of the adoption
      of SFAS No. 159 (Note 15)                                                             (5,728)                         (5,728)
 Cumulative effect of the adoption
      of FIN 48 (Note 9)                                                                   (10,721)                        (10,721)
 Dividends declared                                                                     (1,000,000)                     (1,000,000)
                                                 -----------    -------  -----------   ------------        ----------  ------------
Balance, June 29, 2007                           $ 1,000,000    $ 1,000  $ 2,427,681   $ 2,083,267         $ (60,297)  $ 5,451,651
                                                 ===========    =======  ===========   ============        ==========  ============

Balance, December 28, 2007                       $ 1,000,000    $ 1,000  $ 3,477,681   $ 2,211,027      $ (1,246,806)  $ 5,442,902

Comprehensive (loss) income:
  Net loss                                                                                (717,425)                       (717,425)
  Other comprehensive (loss) income:
    Net unrealized losses on
      securities (net of tax benefit of $919,753)                                                         (1,439,918)   (1,439,918)
    Deferred gains on cash flow hedges (net
      of taxes of $9,503 and reclassification
of $129,541 of gains included in earnings)                                                                    14,876        14,876
 Total comprehensive loss                                                                                               (2,142,467)

Balance, June 27, 2008                          $ 1,000,000    $ 1,000  $ 3,477,681   $ 1,493,602       $ (2,671,848) $ 3,300,435
                                                 ===========    =======  ===========   ============        ==========  ============


----------------------------------------------------------------------------------------------------------------------------------

See notes to the condensed consolidated financial statements (unaudited).

MERRILL LYNCH BANK USA
(A Wholly Owned Subsidiary of Merrill Lynch & Co., Inc.)

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (Unaudited) (Includes Discontinued Operations)
------------------------------------------------------------------------------------------------------------------------------------
(Dollars in thousands)

                                                                                                            Six Months Ended
                                                                                                            ----------------
                                                                                                          June 27,       June 29,
                                                                                                           2008           2007
                                                                                                           ----           ----

Cash Flows From Operating Activities
  Net (loss) earnings                                                                                     $ (717,425)   $ 872,357
  Adjustments to reconcile net (loss) earnings to net cash provided by operating activities:
      Provision (recovery of prior provision) for loan and lease losses                                       76,927       (6,708)
      Provision for unfunded loan commitments                                                                176,140       29,205
      Lower of cost or market adjustments on held-for-sale loans and leases and unfunded commitments          47,981        5,081
      Net gains on fair value loans                                                                          (16,475)     (35,030)
      Gains on sales of securities                                                                           (37,268)      (2,996)
      Losses on other-than-temporarily impaired securities                                                 1,976,267           44
      Deferred income taxes                                                                                 (184,019)      18,998
      Depreciation and amortization                                                                            2,880        3,656
      Net (accretion of discount) amortization of premium                                                   (151,578)          31
      Losses (gains) on trading assets                                                                         2,931       (1,950)
      Gains on nonhedging derivatives, net                                                                   (60,246)     (48,472)
      Losses on sale of loans                                                                                 86,451       17,932
      Other                                                                                                   (4,688)      (5,156)
  Changes in operating assets and liabilities:
      Origination, purchases, and drawdowns on loans and leases held for sale, net of repayments            (836,894)  (1,364,325)
      Net proceeds from sales of loans held for sale                                                       1,152,438    1,612,702
      Purchases of trading assets                                                                           (482,824)  (1,917,010)
      Proceeds from sales and maturities of trading securities                                               407,699    2,606,107
  Net change in:
      Accrued interest receivable                                                                             85,293       20,831
      Net deferred income taxes                                                                             (591,259)       5,159
      Current income taxes payable                                                                          (244,494)     (20,170)
      Unsettled securities purchased                                                                           2,975      113,683
      Unsettled securities sold                                                                              239,742      (46,063)
      Receivable from Parent and affiliated companies                                                          3,358      (10,213)
      Payable to Parent and affiliated companies                                                             (53,429)    (236,863)
      Other, net                                                                                            (363,793)    (235,358)
                                                                                                         ------------  -----------
            Net cash provided by operating activities                                                        516,690    1,375,472
Cash Flows From Investing Activities
  Proceeds from (payments for) securities:
       Purchases                                                                                             (19,215)  (3,599,317)
       Sales                                                                                                 665,671    3,781,607
      Maturities                                                                                             942,579    1,131,883
  Net change in:
  Loans and leases receivable                                                                             12,376,359    1,622,427
  Cash received from counterparties to collateralize derivative obligations, net                             187,682      108,552
  Proceeds from sale of Federal Home Loan Bank stock                                                         250,898           -
  Proceeds from nonhedging derivatives                                                                         4,537       25,293
  Change in other assets/liabilities from the sale of Merrill Lynch Capital                                  (38,355)           -
  Purchases of property and equipment                                                                         (2,876)      (4,825)
                                                                                                         ------------  -----------
            Net cash provided by investing activities                                                     14,367,280    3,065,620
Cash Flows From Financing Activities
  Increase (decrease) in:
       Deposits                                                                                           (3,573,531)  (3,207,614)
       Federal funds purchased and securities sold under agreements to repurchase                         (5,158,880)  (2,559,355)
       FHLB Advances                                                                                      (8,700,000)           -
       Other borrowings                                                                                       14,851            -
  Payment of dividends                                                                                             -   (1,000,000)
                                                                                                         ------------  -----------
             Net cash used for financing activities                                                      (17,417,560)  (6,766,969)
                                                                                                         ------------  -----------

             Decrease in cash, due from banks and cash equivalents                                        (2,533,590)  (2,325,877)
Cash, due from banks and cash equivalents, beginning of period                                            12,973,527    3,232,662
                                                                                                         ------------  -----------
Cash, due from banks and cash equivalents, end of period                                                 $10,439,937    $ 906,785
                                                                                                         ============  ===========
------------------------------------------------------------------------------------------------------------------------------------
See notes to the condensed consolidated financial statements (unaudited).

MERRILL LYNCH BANK USA
(A Wholly Owned Subsidiary of Merrill Lynch & Co., Inc.)

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (Unaudited) (continued)

-----------------------------------------------------------------------------------------------------------------------------------
(Dollars in thousands)
                                                                                                        Six Months Ended
                                                                                                        ----------------
                                                                                                  June 27,            June 29,
                                                                                                    2008                2007
                                                                                                    ----                ----

Supplemental Disclosures of Cash Flow Information
  Cash paid (received) during the period for:
Interest                                                                                              $ 735,537          $ 987,775
Income taxes                                                                                            (69,458)           528,980

Supplemental Disclosures of Noncash Investing and Financing Activities:

Transfer of reposessed assets from loans to other assets                                               $ 30,848           $ 30,818
Unrealized gains on cash flow swaps, net of taxes                                                        14,876             26,144
Transfer of available-for-sale securities to trading assets                                                   -            406,373
Dividends declared and unpaid                                                                                 -             15,000
Cumulative effect of the adoption of FIN 48 (Note 9)                                                          -            (10,721)
Cumulative effect of the adoption of SFAS No. 159 (Note 15)                                                   -             (5,728)
Charge-offs on loans                                                                                    (53,410)           (36,464)
Unrealized losses on available-for-sale securities, net of tax benefit                               (1,439,918)           (33,861)


-----------------------------------------------------------------------------------------------------------------------------------
See notes to the condensed consolidated financial statements (unaudited).

MERRILL LYNCH BANK USA
(A Wholly Owned Subsidiary of Merrill Lynch & Co., Inc.)

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Unaudited)
For the Quarterly Periods Ended June 27, 2008 and June 29, 2007
-------------------------------------------------------------------------------
(Dollars in thousands)


1.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

For a complete discussion of Merrill Lynch Bank USA's ("MLBUSA" or the "Bank") accounting policies, refer to the Bank's 2007 audited consolidated financial statements.

Principles of Consolidation and Basis of Presentation - The condensed consolidated financial statements of MLBUSA include the accounts of MLBUSA and its subsidiaries, Merrill Lynch Business Financial Services Inc. ("MLBFS"), BFS Capital Assets, L.L.C., ("BFS Capital"), Merrill Lynch Commercial Finance Corp. ("MLCFC"), Merrill Lynch Cropduster Holdings, L.L.C. ("MLCH"), Financial Data Services, Inc. ("FDS"), Merrill Lynch Utah Investment Corporation ("MLUIC"), Merrill Lynch NJ Investment Corporation ("MLNJIC"), MLBUSA Funding Corporation ("MLBFC"), Merrill Lynch NFA Funding Corporation ("MLNFA"), MLBUSA Community Development Corp. ("MLBUSACDC"), Merrill Lynch NMTC Corp. ("MLNMTC"), Liberty Harbour II CDO, Ltd. ("LHII"), FDS Financial Data Services Limited ("FDS LTD"), and CM REO S1 L.L.C. ("CM REO"). MLBUSA's subsidiaries are wholly owned or are controlled through a majority voting interest or consolidated based on a risks and rewards approach required by the Financial Accounting Standards Board ("FASB") Interpretation No. ("FIN") 46R, Consolidation of Variable Interest Entities (revised December 2003). All significant intercompany accounts and transactions between MLBUSA and its subsidiaries have been eliminated in consolidation.

The condensed consolidated financial statements for the quarterly periods are unaudited; however, in the opinion of Bank management, all adjustments (consisting of normal recurring accruals) necessary for a fair statement of the condensed consolidated financial statements have been included. These unaudited condensed consolidated financial statements should be read in conjunction with the Bank's audited 2007 consolidated financial statements. The nature of MLBUSA's business is such that the results of any interim period are not necessarily indicative of results for a full year.

The condensed consolidated financial statements conform to accounting principles and prevailing industry practices generally accepted in the United States of America. Generally accepted accounting principles ("GAAP") require management to make estimates and assumptions that affect the amounts reported in the consolidated financial statements and notes. Estimates, by their nature, are based upon judgment and available information; therefore, changing economic conditions and economic prospects of borrowers may result in actual performance that differs from those estimated and could have a material impact on the condensed consolidated financial statements. It is possible that such changes could occur in the near term. Significant estimates made by management are discussed in these notes as applicable.

On December 24, 2007, it was announced that the Bank had reached an agreement with GE Capital to sell Merrill Lynch Capital ("MLC"), a middle market commercial finance business, and MLBFS, the legal entity in which the preponderance of the business was captured. The sale includes substantially all of MLC's operations. This transaction closed on February 4, 2008. The results of MLC's activities in the Bank are reported as discontinued operations in the condensed consolidated statements of earnings for all periods presented, and MLC's assets and liabilities have been reported as assets of discontinued operations and liabilities of discontinued operations, respectively, in the condensed consolidated balance sheets as of June 27, 2008 and December 28, 2007. In addition, all notes for prior periods have been restated to exclude activity related to discontinued operations. The Bank elected not to make any

MERRILL LYNCH BANK USA
(A Wholly Owned Subsidiary of Merrill Lynch & Co., Inc.)

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Unaudited)
For the Quarterly Periods Ended June 27, 2008 and June 29, 2007
-------------------------------------------------------------------------------
(Dollars in thousands)

reclassifications in the condensed consolidated statements of cash flows to reflect the discontinued operations.

MLBUSA's 2008 and 2007 fiscal quarters end on the last Friday of March, June, September, and December.

Recently Issued Accounting Pronouncements - In March 2008, the FASB issued SFAS No. 161, Disclosures about Derivative Instruments and Hedging Activities, an amendment of FASB Statement No. 133 ("SFAS No. 161"). SFAS No. 161 is intended to improve transparency in financial reporting by requiring enhanced disclosures of an entity's derivative instruments and hedging activities and their effects on the entity's financial position, financial performance, and cash flows. SFAS No. 161 applies to all derivative instruments within the scope of SFAS No. 133. It also applies to non-derivative hedging instruments and all hedged items designated and qualifying as hedges under SFAS No. 133. SFAS No. 161 amends the current qualitative and quantitative disclosure requirements for derivative instruments and hedging activities set forth in SFAS No. 133 and generally increases the level of disaggregation that will be required in an entity's financial statements. SFAS No. 161 requires qualitative disclosures about objectives and strategies for using derivatives, quantitative disclosures about fair value amounts of gains and losses on derivative instruments, and disclosures about credit-risk related contingent features in derivative agreements. SFAS No. 161 is effective prospectively for financial statements issued for fiscal years and interim periods beginning after November 15, 2008.

In February 2008, the FASB issued an FASB Staff Position ("FSP") No. FAS 140-3, Accounting for Transfers of Financial Assets and Repurchase Financing Transactions ("FSP FAS 140-3"). Under the guidance in FSP FAS 140-3, there is a presumption that the initial transfer of a financial asset and subsequent repurchase financing involving the same asset are considered part of the same arrangement (i.e., a linked transaction) under SFAS No. 140, Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities - a replacement of SFAS No. 125. However, if certain criteria are met, the initial transfer and repurchase financing will be evaluated as two separate transactions under SFAS No. 140. FSP FAS 140-3 is effective for new transactions entered into in fiscal years beginning after November 15, 2008. Early adoption is prohibited. The Bank is currently evaluating the impact of FSP FAS 140-3 on the condensed consolidated financial statements.

In 2008, the FASB voted to eliminate qualifying special purpose entities ("QSPEs") from the guidance in SFAS 140 and to remove the scope exception for QSPEs from FIN 46(R). This will require entities previously accounted for as unconsolidated QSPEs to be analyzed for possible consolidation under FIN 46(R). Additionally, the requirements for a transfer of financial assets to be accounted for as a sale will also be modified. Although it is unclear what changes the final standards will contain and when they will be finalized, the proposed revisions represent a significant change in current practice and may be effective as early as January 2010. The Bank will evaluate the impact of these changes on its financial statements once the changes to the standards are finalized.

On December 4, 2007, the FASB issued SFAS No. 160, Non-controlling Interests in Consolidated Financial Statements-an amendment of ARB No. 51 ("SFAS No. 160"). SFAS No. 160 requires non-controlling interests in subsidiaries initially to be measured at fair value and classified as a separate component of equity. Under SFAS No. 160, gains or losses on sales of non-controlling interests in subsidiaries are not recognized; instead sales of non-controlling interests are accounted for as equity

MERRILL LYNCH BANK USA
(A Wholly Owned Subsidiary of Merrill Lynch & Co., Inc.)

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Unaudited)
For the Quarterly Periods Ended June 27, 2008 and June 29, 2007
-------------------------------------------------------------------------------
(Dollars in thousands)

transactions. However, in a sale of a subsidiary's shares that results in the deconsolidation of the subsidiary, a gain or loss is recognized for the difference between the proceeds of that sale and the carrying amount of the interest sold. Additionally, a new fair value basis is established for any remaining ownership interest. SFAS No. 160 is effective for the Bank beginning in 2009; earlier application is prohibited. SFAS No. 160 is required to be adopted prospectively, with the exception of certain presentation and disclosure requirements (e.g., reclassifying non-controlling interests to appear in equity), which are required to be adopted retrospectively. The Bank is currently evaluating the impact of SFAS No. 160, but does not expect it to have a material impact on the condensed consolidated financial statements.

On December 4, 2007, the FASB issued SFAS No. 141(R), Business Combinations, which significantly changes the financial accounting and reporting for business combinations. SFAS No. 141(R) will require:

     o More assets and liabilities assumed to be measured at fair value as of the acquisition date,

     o Liabilities related to contingent consideration to be re-measured at fair value in each subsequent reporting period, and

     o    An    acquirer   in    pre-acquisition    periods   to   expense   all
          acquisition-related costs.

SFAS No. 141(R) is required to be adopted on a prospective basis concurrently with SFAS No. 160 and is effective for business combinations consummated in 2009. Early adoption is prohibited. The Bank is currently evaluating the impact of SFAS No. 141(R), but does not expect it to have a material impact on the condensed consolidated financial statements.

In April 2007, the FASB issued FSP No. FIN 39-1, Amendment of FASB Interpretation No. 39 ("FSP FIN 39-1"). FSP FIN 39-1 modifies FIN 39, Offsetting of Amounts Related to Certain Contracts, and permits companies to offset cash collateral receivables or payables with net derivative positions. FSP FIN 39-1 is effective for fiscal years beginning after November 15, 2007, with early adoption permitted. The Bank adopted FSP FIN 39-1 in the first quarter of 2008. FSP FIN 39-1 did not have a material effect on the condensed consolidated financial statements as it clarified the acceptability of an existing practice, which the Bank applied, for netting of cash collateral against net derivative assets and liabilities.

On February 15, 2007, the FASB issued SFAS No. 159, The Fair Value Option for Financial Assets and Liabilities - Including an amendment of SFAS No. 115. SFAS No. 159 provides a fair value option election that allows companies to irrevocably elect fair value as the initial and subsequent measurement attribute for certain financial assets and liabilities, with changes in fair value recognized in earnings as they occur. SFAS No. 159 permits the fair value option election on an instrument-by-instrument basis at initial recognition of an asset or liability or upon an event that gives rise to a new basis of accounting for that instrument. The Bank adopted SFAS No. 159 as of December 30, 2006, the first day of its fiscal year. The effect of adopting this standard on the accounting records and note disclosures is reflected in these condensed consolidated financial statements. The effect of adopting SFAS No. 159 did not have a material impact on the condensed consolidated financial statements.

In September 2006, the FASB issued SFAS No. 157, Fair Value Measurements ("SFAS No. 157"). SFAS No. 157 defines fair value, establishes a framework for measuring fair value, and enhances disclosures about fair value measurements. SFAS No. 157 eliminates the guidance in EITF Issue No.

MERRILL LYNCH BANK USA
(A Wholly Owned Subsidiary of Merrill Lynch & Co., Inc.)

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Unaudited)
For the Quarterly Periods Ended June 27, 2008 and June 29, 2007
-------------------------------------------------------------------------------
(Dollars in thousands)

02-3, Issues Involved in Accounting for Derivative Contracts Held for Trading Purposes and Contracts Involved in Energy Trading and Risk Management Activities ("EITF No. 02-3"), that prohibits recognition of day one gains or losses on derivative transactions where model inputs that significantly impact valuation are not observable. SFAS No. 157 also prohibits the use of block discounts for large positions of unrestricted financial instruments that trade in an active market. SFAS No. 157 also requires an issuer to incorporate changes in its own credit spreads when determining the fair value of its liabilities. The provisions of SFAS No. 157 are to be applied prospectively, except that the provisions related to block discounts and existing derivative financial instruments measured under EITF No. 02-3 are to be applied as a one-time cumulative effect adjustment to opening retained earnings in the year of the adoption. MLBUSA adopted SFAS No. 157 as of December 30, 2006, the first day of its fiscal year. The effect of adopting SFAS No. 157 on the accounting records and note disclosures is reflected in these condensed consolidated financial statements. The effect of adopting SFAS No. 157 did not have a material impact on the condensed consolidated financial statements.

In June 2006, the FASB issued FIN 48, Accounting for Uncertainty in Income Taxes, an Interpretation of FASB Statement No. 109. FIN 48 clarifies the accounting for uncertainty in income taxes recognized in a company's financial statements and prescribes a recognition threshold and measurement attribute for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. The standard also provides guidance on derecognition, classification, interest and penalties, accounting in interim periods, disclosure, and transition. The Bank adopted FIN 48 on December 30, 2006, the first day of its fiscal year. The impact of the adoption of FIN 48 resulted in a charge to beginning retained earnings and an increase to the liability for unrecognized tax benefits of $10,721 primarily related to additional tax reserves. See Note 9 to the condensed consolidated financial statements for further information.


2.   CASH EQUIVALENTS

Cash equivalents on the condensed consolidated balance sheets include:

                                                        June 27,                    December 28,
                                                          2008                           2007
                                                  ----------------------      ----------------------

Securities purchased under agreements to resell             $ 9,359,226                $ 12,700,000
Federal funds sold                                              800,000                           -
Commercial paper                                                 81,339                           -
                                                  ----------------------      ----------------------

                                                           $ 10,240,565                $ 12,700,000
                                                  ======================      ======================


The estimated fair value of the securities received as collateral for these transactions that can be sold or pledged by MLBUSA totaled $9,498,558 and $11,555,608 as of June 27, 2008 and December 28, 2007, respectively.


3.   SECURITIES

Securities on the condensed consolidated balance sheets include:

MERRILL LYNCH BANK USA
(A Wholly Owned Subsidiary of Merrill Lynch & Co., Inc.)

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Unaudited)
For the Quarterly Periods Ended June 27, 2008 and June 29, 2007
-------------------------------------------------------------------------------
(Dollars in thousands)

                                June 27,                  December 28,
                                  2008                        2007
                          ---------------------       ----------------------

Available-for-sale                $ 16,863,753                 $ 22,560,834
Held-to-maturity                         6,257                        2,160
Nonqualifying (1)                    2,430,246                    2,410,667
                          ---------------------       ----------------------

                                  $ 19,300,256                 $ 24,973,661
                          =====================       ======================

(1) Nonqualifying includes a corporate preferred stock issue that does not have a readily determinable fair value. The security does not qualify as a marketable equity security under SFAS No. 115, Accounting for Certain Investments in Debt and Equity Securities ("SFAS No. 115") and is accounted for at cost.

Information regarding investment securities subject to SFAS No. 115 follows:

                                                            June 27, 2008
                                    --------------------------------------------------------------------------
                                                          Gross                Gross
                                    Amortized           Unrealized          Unrealized           Estimated
                                      Cost                Gains               Losses             Fair Value
                                      ----                -----               ------             ----------

Available-for-sale
     Mortgage-backed securities      $ 13,305,896             $ 8,554         $(2,371,265)        $ 10,943,185
     Asset-backed securities            7,673,151               2,156          (1,978,675)           5,696,632
     Corporate debt securities            242,955                 241             (30,177)             213,019
     U.S. Treasuries and
        government securities              10,919                                      (2)              10,917
                                     -------------          ----------        ------------        -------------
     Total                           $ 21,232,921            $ 10,951         $(4,380,119)        $ 16,863,753
                                     =============          ==========        ============        =============
Held-to-maturity
     Mortgage-backed securities           $ 6,257                 $ -                 $ -              $ 6,257
                                     =============          ==========        ============        =============


MERRILL LYNCH BANK USA
(A Wholly Owned Subsidiary of Merrill Lynch & Co., Inc.)

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Unaudited)
For the Quarterly Periods Ended June 27, 2008 and June 29, 2007
-------------------------------------------------------------------------------
(Dollars in thousands)

                                                               December 28, 2007
                                       -----------------------------------------------------------------------
                                                             Gross           Gross
                                         Amortized         Unrealized      Unrealized           Estimated
                                           Cost              Gains           Losses            Fair Value
                                           ----              -----           ------            ----------
Available-for-sale
     Mortgage-backed securities            $ 15,308,505         $ 26,220     $(1,032,522)         $14,302,203
     Asset-backed securities                  8,997,260            1,223        (975,967)           8,022,516
     Corporate debt securities                  242,993              214         (17,003)             226,204
     U.S. Treasuries and
        government securities                     9,899               12               -                9,911
                                           -------------        --------     ------------         ------------
     Total                                 $ 24,558,657         $ 27,669     $(2,025,492)         $22,560,834
                                           =============        ========     ============         ============
Held-to-maturity
     Mortgage-backed securities                 $ 2,160              $ -             $ -              $ 2,160
                                           =============        ========     ============         ============

At June 27, 2008 and December 28, 2007, there were $2,975 and $0, respectively, of unsettled security purchases, with a corresponding payable recorded in other liabilities. Unsettled security sales, with the corresponding receivable reported in other assets, amounted to $13,773 and $253,515 as of June 27, 2008 and December 28, 2007, respectively.

The activity from sales of securities is summarized below:

                                                Three Months Ended                     Six Months Ended
                                                ------------------                     ----------------
                                            June 27,          June 29,            June 27,          June 29,
                                              2008              2007                2008              2007
                                              ----              ----                ----              ----

Available-for-sale
Proceeds                                      $ 404,506        $1,054,652           $ 641,853        $3,781,607
Realized gains                                        -             3,721                   4            14,194
Realized losses                                  (1,580)           (3,723)             (7,158)           (7,891)
Net (losses) gains from derivative hedges          (824)           (2,855)             20,604            (3,307)
Tax (benefit) provision                            (841)           (1,135)              4,708             1,049

Trading
Proceeds                                      $ 209,979         $ 468,701           $ 309,625        $2,465,975
Realized (losses) gains                          (2,842)               76              (2,931)            1,950
Tax (benefit) provision                          (1,108)               30              (1,143)              749

Nonqualifying
Proceeds                                            $ -               $ -            $ 23,818               $ -
Realized gains                                        -                 -              23,818                 -
Tax provision                                         -                 -               8,336                 -

MERRILL LYNCH BANK USA
(A Wholly Owned Subsidiary of Merrill Lynch & Co., Inc.)

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Unaudited)
For the Quarterly Periods Ended June 27, 2008 and June 29, 2007
-------------------------------------------------------------------------------
(Dollars in thousands)

Available-for-sale securities with unrealized losses as of June 27, 2008 and December 28, 2007 are presented in the following tables by the length of time individual securities have been in a continuous unrealized loss position. The unrealized loss amounts are reported inclusive of the effect of fair value hedges.

                                                                                              June 27, 2008
                                                                            ---------------------------------------------------
                                                                            Less than 12 months          Greater than 12 months
                                                                            -------------------          ----------------------
                                                               Gross                       Gross                           Gross
                                Amortized      Estimated     Unrealized    Estimated    Unrealized     Estimated        Unrealized
                                  Cost        Fair Value        Loss       Fair Value      Loss        Fair Value          Loss
                                  ----        ----------        ----       ----------      ----        ----------          ----

Mortgage-backed securities   $ 12,470,872    $ 9,978,751  $ (2,492,121)  $ 5,620,638   $(1,359,396)  $ 4,358,113      $ (1,132,725)
Asset-backed securities         7,069,118      5,211,475    (1,857,643)    3,347,423    (1,222,649)    1,864,052          (634,994)
Corporate debt securities         242,955        213,020       (29,935)      115,363        (6,177)       97,657           (23,758)
U.S. Treasuries and
   government securities           10,919         10,917            (2)       10,917            (2)            -                 -
                             ------------   ------------  -------------  -----------   ------------  -----------      -------------

Total                        $ 19,793,864   $ 15,414,163  $ (4,379,701)  $ 9,094,341   $(2,588,224)  $ 6,319,822      $ (1,791,477)
                             ============   ============  =============  ===========   ============  ===========      =============



                                                                                     December 28, 2007
                                                                     -------------------------------------------------------
                                                                        Less than 12 months           Greater than 12 months
                                                                        -------------------           ----------------------
                                                            Gross                         Gross                           Gross
                               Amortized     Estimated    Unrealized     Estimated      Unrealized       Estimated      Unrealized
                                  Cost       Fair Value      Loss        Fair Value        Loss         Fair Value         Loss
                                  ----       ----------      ----        ----------        ----         ----------         ----

Mortgage-backed securities   $ 15,170,656  $ 13,916,171 $ (1,254,485)  $ 12,544,401   $ (1,107,742)   $ 1,371,770      $ (146,743)
Asset-backed securities         8,441,087     7,524,038     (917,050)     6,146,161       (765,451)     1,377,877        (151,599)
Corporate debt securities         242,760       223,062      (19,698)       181,954        (14,363)        41,108          (5,335)
                             ------------   ----------- -------------  ------------   -------------   -----------      -----------
Total                        $ 23,854,503  $ 21,663,271 $ (2,191,233)  $ 18,872,516   $ (1,887,556)   $ 2,790,755      $ (303,677)
                             ============  ============ =============  ============   =============   ===========      ===========

As of June 27, 2008 and December 28, 2007, approximately 89% and 94%, respectively, of the securities with unrealized TTED] losses are either AA or AAA rated. MLBUSA has the ability and the intent to hold all the securities for a period of time sufficient for a forecasted market price recovery of at least the amortized cost of the securities.

Other comprehensive income ("OCI") includes unrealized gains (losses) on available-for-sale securities and the effect of derivatives that qualify for cash flow hedge accounting treatment net of reclassification adjustments (amounts related to cash flow hedges recognized in earnings during the current year that had been part of other comprehensive income in prior years). If a security is determined to have other-than-temporary impairment, the difference between the security's amortized cost and market value is recorded as a credit to other comprehensive income on the condensed consolidated balance sheet and a debit to the other-than-temporary impairment on the condensed consolidated statements of earnings. Other-than-temporary impairment is discussed further in
Note 4 to these condensed consolidated financial statements.

MERRILL LYNCH BANK USA
(A Wholly Owned Subsidiary of Merrill Lynch & Co., Inc.)

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Unaudited)
For the Quarterly Periods Ended June 27, 2008 and June 29, 2007
-------------------------------------------------------------------------------
(Dollars in thousands)

The following tables provide a roll forward of OCI balances, including changes related to available-for- sale securities and cash flow hedging activities:

                                                           Six Months Ended June 27, 2008
                                                           ------------------------------
                                                    Available-for-       Cash Flow
                                                    Sale Securities        Hedges             Total
                                                    ---------------        ------             -----

Balance, beginning of period                          $ (1,323,982)        $ 77,176        $ (1,246,806)

Net unrealized holding (losses) gains
  arising during the period, net of taxes               (2,650,160)          93,919          (2,556,241)

Reclassification adjustment for net losses
  (gains) included in net earnings, net of taxes         1,210,242          (79,043)          1,131,199
                                                      -------------        ---------       -------------
Balance, end of period                                $ (2,763,900)        $ 92,052        $ (2,671,848)
                                                      =============        =========       =============

                                                              Six Months Ended June 29, 2007
                                                              ------------------------------
                                                     Available-for-         Cash Flow
                                                     Sale Securities          Hedges           Total
                                                     ---------------          ------           -----

Balance, beginning of period                                $ 4,779           $ (5,071)         $ (292)

Net unrealized holding losses
  arising during the period, net of taxes                   (30,779)           (32,707)        (63,486)

Reclassification adjustment for net (gains) losses
   included in net earnings, net of taxes                    (3,082)             6,563           3,481
                                                       -------------         ----------      ----------
Balance, end of period                                    $ (29,082)         $ (31,215)      $ (60,297)
                                                       =============         ==========      ==========


The maturity schedule of the amortized cost and estimated fair values of securities classified as available-for-sale and held-to-maturity pursuant to SFAS No. 115 is presented below. The distribution of mortgage-backed and asset-backed securities is based on contractual maturities. Actual maturities may differ because the issuer may have the right to call or prepay the obligations.

MERRILL LYNCH BANK USA
(A Wholly Owned Subsidiary of Merrill Lynch & Co., Inc.)

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Unaudited)
For the Quarterly Periods Ended June 27, 2008 and June 29, 2007
-------------------------------------------------------------------------------
(Dollars in thousands)

                                                         June 27, 2008
                                                         -------------
                                                Amortized          Estimated
                                                   Cost           Fair Value
                                                   ----           ----------

Available-for-sale
     Due in one year or less                     $ 506,555         $ 500,539
     Due after one year through five years         335,372           315,736
     Due after five years through ten years        522,519           467,243
     Due after ten years                        19,868,475        15,580,235
                                              -------------     -------------
     Total                                    $ 21,232,921      $ 16,863,753
                                              =============     =============
Held-to-maturity
     Due after ten years                           $ 6,257           $ 6,257
                                              =============     =============

4.   OTHER-THAN-TEMPORARY IMPAIRMENTS

MLBUSA has classified and accounted for certain mortgage- and asset-backed securities as available-for-sale pursuant to SFAS No. 115. The fair values of most of these mortgage- and asset-backed securities have declined below the respective security's amortized cost basis. Changes in fair value are initially captured in the financial statements by reporting the securities at fair value with the cumulative change in fair value reported in accumulated other comprehensive (loss) income, a component of stockholder's equity. Management evaluates each security whose value has declined below amortized cost to assess whether the decline in fair value is other-than-temporary at least quarterly, but evaluates more at-risk-securities monthly. If the decline in fair value is determined to be other-than-temporary, the cost basis of the security is reduced to an amount equal to the fair value of the security at the time the security is judged to be other-than-temporarily impaired (the new cost basis), and the amount of the reduction in the cost basis is recorded as a charge to earnings.

The Bank considers a decline in a debt security's fair value to be other-than-temporary if it is probable that not all amounts contractually due will be collected. In assessing whether it is probable that not all amounts contractually due will be collected, MLBUSA considers at least the following:

     o Whether there has been an adverse change in the estimated cash flows of the security;

     o The period of time over which it is estimated that the fair value will increase from the current level to at least the amortized cost level, or until principal is estimated to be received;

     o The period of time a security's fair value has been below amortized cost;

     o    The amount by which the security's fair value is below amortized cost;

     o    The financial condition of the issuer; and

     o Management's ability and intent to hold the security until fair value recovers or until the principal is received.

The determination of whether a security is other-than-temporarily impaired is based in large part on estimates and assumptions related to the prepayment and default rates of the loans collateralizing the securities, the loss severities experienced on the sale of foreclosed properties, and other matters

MERRILL LYNCH BANK USA
(A Wholly Owned Subsidiary of Merrill Lynch & Co., Inc.)

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Unaudited)
For the Quarterly Periods Ended June 27, 2008 and June 29, 2007
-------------------------------------------------------------------------------
(Dollars in thousands)


affecting the security's underlying cash flows. The cash flow estimates and assumptions used to assess whether an adverse change has occurred as well as the other factors affecting the other-than-temporary determination are regularly reviewed and revised, incorporating new information as it becomes available and changes in market conditions. Changes in the estimates and assumptions and other factors may affect the judgment of whether a security is other-than-temporarily impaired and result in additional charges to earnings in future periods. It is possible that such changes could occur in the near term and could have a material affect on the financial results of the period in which the change occurs.

Other-than-temporary impairments for the three and six month periods ended June 27, 2008 were as follows:

                                  Three Months Ended      Six Months Ended
Security Collateral Description      June 27, 2008         June 27, 2008
-------------------------------      -------------         -------------
Alt-A (1)                             $   1,263,574        $   1,434,599
Prime (2)                                   223,099              226,886
Sub-prime (3)                                80,049               94,017
CDO (4)                                      28,004              220,765
                                   ----------------     -----------------
Total                                 $   1,594,726        $   1,976,267
                                   ================     =================

     (1) Alt-A mortgages are defined as single-family residential mortgages that are generally higher credit quality than sub-prime loans but have characteristics that would disqualify the borrower from a traditional prime loan. Alt-A lending characteristics may include one or more of the following: (i) limited documentation; (ii) high combined-loan-to-value ("CLTV") ratio (CLTV greater than 80%); (iii) loans secured by non-owner occupied properties; or (iv) debt-to-income ratio above normal limits.

     (2) Prime mortgages are defined as owner-occupied single family residential mortgages that are generally of higher credit quality than sub-prime that do not have the limited documentation, high CLTV, or debt-to-income ratio above normal limits characteristics of Alt-A mortgage loans.

     (3) The Bank defines sub-prime mortgages as single-family residential mortgages displaying more than one high risk characteristic, such as:
          (i) the borrower has a low FICO score (generally below 660); (ii) a high loan-to-value ("LTV") ratio (LTV greater than 80% without borrower paid mortgage insurance); (iii) the borrower has a high debt-to-income ratio (greater than 45%); or (iv) stated/limited income documentation. Sub-prime mortgage-related securities are those securities that derive more than 50% of their value from sub-prime mortgages.

     (4)  CDOs  are  securities   collateralized   by  a  pool  of  asset-backed
          securities ("ABS"), for which the underlying collateral is primarily sub-prime residential mortgage loans.

Other-than-temporary impairments recognized during the three and six month periods ended June 29, 2007 were $0 and $44, respectively.

Management has considered its ability and intent to hold available-for-sale securities relative to the cash flow requirements of Bank operating, investing and financing activities and determined the Bank has the ability and intent to hold the securities with unrealized losses until the fair value recovers to an amount at least equal to the amortized cost or principal is received.

MERRILL LYNCH BANK USA
(A Wholly Owned Subsidiary of Merrill Lynch & Co., Inc.)

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Unaudited)
For the Quarterly Periods Ended June 27, 2008 and June 29, 2007
-------------------------------------------------------------------------------
(Dollars in thousands)

5.  LOANS AND LEASES HELD FOR SALE AND LOANS AND LEASES RECEIVABLE

Loans and leases held for sale include:

                                        June 27,        December 28,
                                          2008              2007
                                     --------------     -------------

Commercial                               $ 947,691         $ 412,129
Automobile (at fair value)                 564,596           629,560
Securities-based                           172,851           236,731
Other consumer                              64,746            80,052
Real estate                                 61,716           611,157
Residential mortgages - 1-4 family          10,618            48,476
Credit card                                      -                32
Deferred fees, net                          (9,503)           (9,335)

                                     --------------     -------------
Total                                  $ 1,812,715       $ 2,008,802
                                     ==============     =============

Loans and leases held for sale are reported at the lower of aggregate cost or market value ("LOCOM"), except loans and leases collateralized by automobiles, which are carried at fair value. Changes in the cumulative LOCOM adjustment, the current year portion of which is included in (losses) gains on sale of loans, for the three and six month periods ended June 27, 2008 and June 29, 2007 are summarized below:

                                           Three Months Ended                          Six Months Ended
                                           ------------------                          ----------------
                                      June 27,             June 29,               June 27,             June 29,
                                        2008                 2007                   2008                 2007
                                        ----                 ----                   ----                 ----

Balance, beginning of period         $ 126,493             $ 17,804               $ 91,353             $ 14,803
LOCOM (recovery) expense                (4,718)               2,078                 30,422                5,081
Foreign exchange remeasurement               -                    4                      -                    2
                                     ----------            --------              ---------             --------
Balance, end of period               $ 121,775             $ 19,886              $ 121,775             $ 19,886
                                     ==========            ========              =========             ========

In addition, some unfunded commitments to extend credit are held for sale. A reserve is created and reported as a liability to the extent the estimated market value of the unfunded commitment is less than the unfunded commitment's book value of $0. Charges to the reserve are included in (losses) gains on sale of loans and are reported as a component of other liabilities in the condensed consolidated financial statements. Reserves for unfunded commitments are summarized below:

MERRILL LYNCH BANK USA
(A Wholly Owned Subsidiary of Merrill Lynch & Co., Inc.)

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Unaudited)
For the Quarterly Periods Ended June 27, 2008 and June 29, 2007
-------------------------------------------------------------------------------
(Dollars in thousands)



                                         Three Months Ended                        Six Months Ended
                                         ------------------                        ----------------
                                      June 27,             June 29,            June 27,             June 29,
                                        2008                 2007                2008                 2007
                                        ----                 ----                ----                 ----

Balance, beginning of period          $ 168,984              $ 71,428          $ 100,744             $ 69,111
LOCOM (recovery) expense                (61,407)                1,162              6,833                3,823
Foreign exchange remeasurement                -                    11                  -                 (333)
                                      ---------              --------          ---------             --------
Balance, end of period                $ 107,577              $ 72,601          $ 107,577             $ 72,601
                                      =========              ========          =========             ========


Loans and leases receivable are summarized below:

                                              June 27,           December 28,
                                                2008                 2007
                                        -----------------     ----------------


Securities-based                             $ 7,026,140          $ 5,827,173
Residential mortgages - 1-4 family             3,905,733            4,405,572
Delayed debit                                     63,411               57,559
Unsecured                                          9,574               10,473
Residential mortgages - home equity                8,154                9,082
                                        -----------------     ----------------
  Total consumer                              11,013,012           10,309,859


Asset-based                                    3,098,812            3,265,665
Secured commercial and industrial              2,660,925            2,591,966
Securities-based                               2,117,623            1,870,091
Unsecured commercial and industrial            1,655,057            2,831,619
Real estate                                      823,527              665,048
Hedge fund lending                                93,316               94,592
Other                                                 17                   18
                                        -----------------     ----------------
  Total commercial                            10,449,277           11,318,999

                                                 (26,600)             (29,405)
                                        -----------------     ----------------

                                            $ 21,435,689         $ 21,599,453
                                        =================     ================

The principal balance of non-accruing loans, including loans and leases receivable and loans and leases held for sale, was $284,526 and $181,588 at June 27, 2008 and December 28, 2007, respectively.

MERRILL LYNCH BANK USA
(A Wholly Owned Subsidiary of Merrill Lynch & Co., Inc.)

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Unaudited)
For the Quarterly Periods Ended June 27, 2008 and June 29, 2007
-------------------------------------------------------------------------------
(Dollars in thousands)

Information pertaining to impaired loans is summarized below:

                                                            June 27,                 December 28,
                                                              2008                       2007
                                                      ---------------------      ----------------------
Impaired loans with an
  allowance for loan loss                                        $ 120,669                   $ 185,070


Impaired loans that have been partially charged-off                102,560                      19,459

                                                      ---------------------      ----------------------
Total impaired loans                                             $ 223,229                   $ 204,529
                                                      =====================      ======================

Allowance for loan losses
  related to impaired loans                                       $ 36,778                    $ 35,615
                                                      =====================      ======================


                                                   Three Months Ended                    Six Months Ended
                                                   ------------------                    ----------------
                                                  June 27,         June 29,            June 27,        June 29,
                                                    2008             2007                2008            2007
                                                    ----             ----                ----            ----

Average investment in impaired loans               $231,934          $70,311            $228,642         $74,266
                                                   ========          =======             =======         =======

Interest income recognized on impaired loans        $ 2,147          $ 1,060             $ 3,032         $ 1,654
                                                    =======          =======             =======         =======

Interest income recognized on a cash basis
  on impaired loans                                 $ 2,147          $ 1,060             $ 3,032         $ 1,654
                                                    =======          =======             =======         =======

6.  ALLOWANCE FOR LOAN AND LEASE LOSSES AND RESERVE FOR

     UNFUNDED LOAN COMMITMENTS

Changes in the allowance for loan and lease losses are summarized below:

                                                            Three Months Ended                 Six Months Ended
                                                            ------------------                 ----------------
                                                           June 27,          June 29,        June 27,          June 29,
                                                             2008              2007            2008              2007
                                                             ----              ----            ----              ----

Balance, beginning of period                              $ 233,844          $ 92,308       $ 171,134         $ 103,957
(Recovery of prior provision) provision                      (1,778)            1,223          76,927            (2,249)
Charge-offs, net of recoveries                              (32,588)           (5,808)        (48,662)          (13,992)
Reserves of a deconsolidated variable interest entity        (1,248)                -          (1,248)                -
Foreign exchange remeasurement                                   13                15              92                22
                                                          ---------          --------       ---------          --------

Balance, end of period                                    $ 198,243          $ 87,738       $ 198,243          $ 87,738
                                                          =========          ========       =========          ========

MERRILL LYNCH BANK USA
(A Wholly Owned Subsidiary of Merrill Lynch & Co., Inc.)

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Unaudited)
For the Quarterly Periods Ended June 27, 2008 and June 29, 2007
-------------------------------------------------------------------------------
(Dollars in thousands)

Due to deterioration of credit quality within the held-for-investment commercial and industrial loan portfolio in the first quarter 2008, the Bank recorded additional liability reserves for its unfunded commitments. Changes in the allowance for unfunded loan commitments are summarized below:

                                                           Three Months Ended                       Six Months Ended
                                                           ------------------                       ----------------
                                                        June 27,         June 29,              June 27,            June 29,
                                                          2008             2007                  2008                2007
                                                          ----             ----                  ----                ----

Balance, beginning of period                            $ 337,344          $126,180              $ 185,809           $ 128,786
Provision                                                  24,644            38,015                176,140              35,411
Reserves of a deconsolidated variable interest entity          24                 -                     24                   -
Foreign exchange remeasurement                                (41)               43                     (2)                 41
                                                        ---------          --------              ---------           ---------

Balance, end of period                                  $ 361,971          $164,238              $ 361,971           $ 164,238
                                                        =========          ========              =========           =========


7.  DEPOSITS

Deposits and corresponding weighted-average interest rates, including the effect of hedges, are summarized below:

                                             June 27, 2008                                   December 28, 2007
                                             -------------                                   -----------------
                                                        Weighted-Average                                 Weighted-Average
                                     Amount               Interest Rates               Amount              Interest Rates
                                     ------               --------------               ------              --------------
Money market deposits
  and NOW(1) accounts               $ 51,910,610              1.13%                    $ 54,032,239            2.88%
Certificates of deposit                  871,170              3.35%                       2,323,072            5.00%
                                    ------------                                       ------------

Total                               $ 52,781,780                                       $ 56,355,311
                                    ============                                       ============

(1)  Negotiable orders of withdrawal ("NOW")

8.  BORROWED FUNDS

Federal Funds Purchased and Securities Sold Under Agreements to Repurchase

Federal funds purchased were $100,000 and $668,813 at June 27, 2008 and December 28, 2007, respectively. Securities sold under agreements to repurchase were $498,191 and $5,088,258 at June 27, 2008 and December 28, 2007, respectively.
The weighted-average interest rates for federal funds purchased and securities sold under agreements to repurchase at June 27, 2008 were 2.25% and 2.07%, respectively, and at December 28, 2007 were 5.07% and 5.14%, respectively.

Advances from the Federal Home Loan Bank ("FHLB")

Advances from the FHLB as of June 27, 2008 and December 28, 2007 totaled $0 and $8,700,000, respectively. Advances are collateralized either by securities delivered to the FHLB or pledges of

MERRILL LYNCH BANK USA
(A Wholly Owned Subsidiary of Merrill Lynch & Co., Inc.)

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Unaudited)
For the Quarterly Periods Ended June 27, 2008 and June 29, 2007
-------------------------------------------------------------------------------
(Dollars in thousands)

qualifying assets. Collateral posted by MLBUSA to FHLB was $2,762,951 and $8,840,891 at June 27, 2008 and December 28, 2007, respectively. The interest rates charged by the FHLB for advances vary depending upon maturity and the purpose of the borrowing. FHLB advances were paid in full during the first quarter of 2008.

Scheduled maturities of advances from the FHLB follow:

                                         June 27, 2008                                  December 28, 2007
                                         -------------                                  -----------------
                                                     Weighted Average                                  Weighted Average
                                  Amount              Interest Rates               Amount               Interest Rates
                                  ------              --------------               ------               --------------

Due within one year                 $ -                   0.00%                 $ 1,200,000                 4.62%
After one but within two years        -                   0.00%                   7,500,000                 4.98%
                                    ---                                         -----------
Total                               $ -                                         $ 8,700,000
                                    ===                                         ===========

Subordinated Debt

In connection with a credit facility between Merrill Lynch & Co., Inc. (the "Parent") and MLBUSA (the "Subordinated Debt Facility"), MLBUSA may borrow term subordinated debt in amounts to be agreed upon between MLBUSA and the Parent. Individual term subordinated advances have a maturity of six years. The maturity date of each advance automatically extends each year such that the remaining term is never less than five years. Either the Parent or MLBUSA may determine not to automatically extend the maturity upon proper notification to the other. As of June 27, 2008 and December 28, 2007, the amount outstanding under this facility was $500,000. The weighted-average interest rate for the periods ended June 27, 2008 and December 28, 2007, was 3.63% and 5.85%, respectively.

Revolving Credit Facility

The Bank maintains a credit facility with its Parent in which the Parent provides a revolving credit loan. On June 27, 2008, the credit limit amount was increased from $250,000, at December 28, 2007, to $750,000. At June 27, 2008 and December 28, 2007, the balance on the revolving credit loan was $5,698 and $72,220 respectively, due upon demand. This line, when drawn, can be converted to subordinated debt, subject to the terms described above. The revolving credit loan amounts are included in payable to Parent and affiliates on the condensed consolidated balance sheets. The rate on the revolving credit loan averaged 3.24% and 5.40% for the periods ended June 27, 2008 and December 28, 2007, respectively.

Secured Credit Facility

In 2006, the Bank joined with the Parent and certain affiliates in a secured credit facility. As of June 27, 2008, this facility amounted to $2,700,000. The Bank is accountable only to the extent it has borrowed under this facility. The Bank may borrow up to $2,700,000 less any amounts borrowed by the Parent and affiliates. The facility expires in May 2009, and includes a one-year term-out option that allows the Bank to extend borrowings under the facility for a further year beyond the borrowings' expiration dates. The credit facility permits borrowings secured by a broad range of collateral, but does limit the amount

MERRILL LYNCH BANK USA
(A Wholly Owned Subsidiary of Merrill Lynch & Co., Inc.)

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Unaudited)
For the Quarterly Periods Ended June 27, 2008 and June 29, 2007
-------------------------------------------------------------------------------
(Dollars in thousands)

of certain types of collateral. There were no borrowings outstanding to any of the parties under the secured credit facility at June 27, 2008 and December 28, 2007.

Master Repurchase Agreement

In March 2007, the Bank entered into a master repurchase agreement with a third party, in which MLBUSA may sell securities or other assets via a repurchase agreement up to a maximum of $3,081,000 at MLBUSA's request. The third party agrees to purchase the securities and resell them to MLBUSA on demand. As of June 27, 2008, there were no securities sold pursuant to this agreement. The Bank pays a 4.5 basis points commitment fee on any unutilized commitment amount. This facility expires in November 2008.


9.  INCOME TAX

The income tax (benefits) provisions are summarized as follows:

                        Three Months Ended                        Six Months Ended
                        ------------------                        ----------------
                      June 27,         June 29,               June 27,          June 29,
                       2008             2007                   2008              2007
                       ----             ----                   ----              ----

U.S. Federal:
    Current            $(536,759)       $ 155,351              $(247,234)        $ 355,343
    Deferred             131,169           14,235               (154,225)             (369)
                       ---------        ---------              ---------         ---------
                        (405,590)         169,586               (401,459)          354,974
State and Local:
    Current             (108,174)           8,856                (60,106)           45,449
    Deferred              24,286            8,756                (29,794)            5,637
                       ---------        ---------              ---------         ---------
                         (83,888)          17,612                (89,900)           51,086
                       ---------        ---------              ---------         ---------
Total                  $(489,478)       $ 187,198              $(491,359)        $ 406,060
                       =========        =========              =========         =========


As part of the consolidated group, the Bank transfers to the Parent its current U.S. Federal, state, and local tax assets and liabilities. Amounts payable to, or receivable from, the Parent are settled quarterly.

MERRILL LYNCH BANK USA
(A Wholly Owned Subsidiary of Merrill Lynch & Co., Inc.)

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Unaudited)
For the Quarterly Periods Ended June 27, 2008 and June 29, 2007
-------------------------------------------------------------------------------
(Dollars in thousands)

A reconciliation of the statutory U.S. Federal income tax rate to the Bank's effective tax rate follows:

                                           Three Months Ended                   Six Months Ended
                                           ------------------                   ----------------
                                          June 27,       June 29,             June 27,        June 29,
                                            2008           2007                 2008            2007
                                            ----           ----                 ----            ----

Statutory U.S. Federal income tax rate     (35.0%)        35.0%                (35.0%)         35.0%
U.S. State and local income taxes,
  net of U.S. Federal benefit               (4.4%)         2.3%                 (4.8%)          3.1%
Dividend received deductions                (0.4%)        (1.0%)                (0.8%)         (0.9%)
Other                                       (0.1%)         0.9%                 (0.3%)          0.3%
                                           -------        -----                -------         -----
  Total                                    (39.9%)        37.2%                (40.9%)         37.5%
                                           =======        =====                =======         =====


The Bank, as part of the consolidated group is included in the Parent's consolidated tax returns. The Parent accrues interest and penalties related to unrecognized tax benefits in tax expense for the consolidated group. There were no interest and penalties accrued as of June 27, 2008.

The Parent is under examination by the Internal Revenue Service ("IRS") and other tax authorities in states in which the Bank has significant business operations, such as New York. The tax years under examination vary by jurisdiction.

Below is a chart of tax years that remain subject to examination by major tax jurisdiction:

                                             Years Subject
         Jurisdiction                        to Examination
--------------------------------           ------------------

U.S. Federal                                   2005 - 2007
New York State and City                        2002 - 2007
Massachusetts                                  2004 - 2007
California                                     1997 - 2007
Illinois                                       2004 - 2007
New Jersey                                     2004 - 2007
Pennsylvania                                   2004 - 2007

The IRS audit for the year 2004 was completed in the second quarter of 2008 but the statute of limitations for the year does not expire until September 2008. The IRS audits for the years 2005 and 2006 may be completed during the next 12 months. It is also reasonably possible that audits in states may conclude in 2008. While it is reasonably possible that a significant reduction in unrecognized tax benefits may occur within 12 months of June 27, 2008, quantification of an estimated range cannot be made at this time due to the uncertainty of the potential outcome of outstanding issues.

MERRILL LYNCH BANK USA
(A Wholly Owned Subsidiary of Merrill Lynch & Co., Inc.)

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Unaudited)
For the Quarterly Periods Ended June 27, 2008 and June 29, 2007
-------------------------------------------------------------------------------
(Dollars in thousands)

10.  SECURITIZATION   TRANSACTIONS  AND  TRANSACTIONS   WITH  VARIABLE  INTEREST
     ENTITIES ("VIE")

Securitization Transactions

The Bank has a significant financial interest in a QSPE. In 2001, MLBUSA securitized $648,634 of residential mortgage loans. To securitize these assets, MLBUSA established a QSPE, Merrill Lynch Bank Mortgage Loan Trust 2001-A ("2001-A"). MLBUSA received $648,105 of proceeds from this securitization and recognized a loss of $1,032, inclusive of transaction costs. The loss on sale of assets is determined with reference to the previous carrying amount of the financial assets transferred, which is allocated between the assets sold and the retained interests, based on their fair value at the date of transfer.

Subsequent to the securitization, MLBUSA repurchased $635,018 of securities issued by 2001-A, including the residual tranche. Specifically, the Bank retains a 97% interest in the VIE. Retained interests of $78,899 and $87,099 at June 27, 2008 and December 28, 2007, respectively, are recorded in available-for-sale mortgage-backed securities at fair value. To obtain fair values, quoted market prices are used if available. Where quotes are unavailable for retained interests, MLBUSA generally estimates fair value based on the present value of expected cash flows using management's estimate of the key assumptions, including credit losses, prepayment rates, and discount rates, commensurate with the risks involved.

The following table presents MLBUSA's key weighted-average assumptions used to estimate the fair value of the retained interests in 2001-A at June 27, 2008, and the pre-tax sensitivity of the fair values to an immediate 10% and 20% adverse change in these assumptions:

------------------------------------------------------------
Weighted-average life (in years)                       2.03

Expected credit losses (rate per annum)               0.97%
    10% adverse change                               $ (279)
    20% adverse change                               $ (467)

Weighted-average discount rate (rate per annum)       4.97%
    10% adverse change                               $  (96)
    20% adverse change                               $ (140)

Prepayment speed (constant prepayment rate)          25.00%
    10% adverse change                               $  (26)
    20% adverse change                               $  (70)

------------------------------------------------------------

The sensitivity analysis above is hypothetical and should be used with caution. In particular, the effect of a variation in a particular assumption on the fair value of the retained interest is calculated independent of changes in any other assumption; in practice, changes in one factor may result in changes in another, which may magnify or counteract the sensitivities. Further changes in fair value

MERRILL LYNCH BANK USA
(A Wholly Owned Subsidiary of Merrill Lynch & Co., Inc.)

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Unaudited)
For the Quarterly Periods Ended June 27, 2008 and June 29, 2007
-------------------------------------------------------------------------------
(Dollars in thousands)

based on a 10% or 20% variation in an assumption or parameter generally cannot be extrapolated because the relationship of the change in assumption to the change in fair value may not be linear. Also, the sensitivity analysis does not consider any hedging action that MLBUSA may take to mitigate the impact of any adverse changes in the key assumptions.

For the six months ended June 27, 2008 and June 29, 2007, cash flows received on the retained interests were $9,382 and $22,656, respectively. As of June 27, 2008, the principal amount outstanding and delinquencies of the 2001-A securitized mortgage loans were $85,425 and $5,536, respectively. For the six months ended June 27, 2008 and June 29, 2007, the Bank recognized net credit losses in the amount of $0 and $55, respectively, on the 2001-A securitized mortgage loans.

VIE Transactions

A VIE is defined in FIN 46(R) as an entity in which equity investors do not have the characteristics of a controlling financial interest or do not have sufficient equity at risk for the entity to finance its activities without additional subordinated financial support from other parties. In the normal course of business, MLBUSA acts as a derivative counterparty, investor, transferor, guarantor, and/or liquidity provider to various VIEs.

The Bank entered into a relationship with a variable interest entity created in March 2007 to purchase investment-grade, generally mortgage-backed securities, in amounts up to $3.3 billion. The securities acquired were funded by notes payable to third parties and asset-backed commercial paper issuances. MLBUSA entered into a liquidity arrangement whereby the Bank would lend up to $3.1 billion to the conduit to retire maturing commercial paper in the event the commercial paper notes issued by the conduit could not be purchased in the market. The Bank initially determined that it was not the primary beneficiary of the conduit and periodically reevaluated that determination pursuant to the requirements of FIN 46(R). However, subsequent to remeasurement of the beneficial interest pursuant to an October 26, 2007 reconsideration event, the Bank determined it was the primary beneficiary of the conduit and consolidated the variable interest entity. As of June 27, 2008 and December 28, 2007, the Bank had loans outstanding to this VIE in the amount of $3,015,036 and $3,044,007, respectively. The assets of this VIE totaled $2,247,155 and $3,357,150 as of June 27, 2008 and December 28, 2007, respectively. The assets held by this conduit are primarily residential and commercial mortgage-backed securities and are reported as available-for-sale investment securities in the Bank's condensed consolidated financial statements. Total losses recognized as a result of consolidation of this VIE were $299,468 for the six month period ended June 27, 2008 and $353,000 for the year ended December 28, 2007.

As of December 28, 2007, MLBUSA had entered into two transactions, in addition to the one described above, with VIEs for which MLBUSA was deemed the primary beneficiary and consolidated the VIEs. As of December 28, 2007, the Bank had loans outstanding to and investments in the two VIEs in the amount of $118,604. The assets of these VIEs totaled $134,155 as of December 28, 2007. The consolidated assets that collateralize the Bank's loans are generally loans or securities. Holders of the beneficial interests in these VIEs have no recourse to the general credit of MLBUSA; rather their investment is paid exclusively from the assets held by the VIE. Minority interest held in the consolidated VIEs by third parties amounted to $11,613 as of December 28, 2007. During the second quarter 2008, the majority of the underlying assets held by one VIE were sold. As of June 27, 2008, the Bank was no longer the primary beneficiary, and therefore, the VIE was deconsolidated and recorded

MERRILL LYNCH BANK USA
(A Wholly Owned Subsidiary of Merrill Lynch & Co., Inc.)

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Unaudited)
For the Quarterly Periods Ended June 27, 2008 and June 29, 2007
-------------------------------------------------------------------------------
(Dollars in thousands)

under the equity method of accounting. Since the Bank holds a significant variable interest in this entity, it is described in the section below. Also during the second quarter 2008, the Bank sold its investment in the second VIE, and therefore, deconsolidated this VIE.

In addition, the Bank holds a significant variable interest in several VIEs as a result of its lending and investing activities that have not been consolidated.

     o One VIE was created to fund credit card receivables. The Bank also has an investment position in this VIE. As of June 27, 2008, this VIE has total assets of approximately $436. Total exposure to loss as a result of its investment activities in this VIE is $436.

     o Another VIE was created to acquire automobile leases. The Bank also has an investment position in this VIE. As of June 27, 2008, this VIE has total assets of approximately $77. The Bank does not have any exposure to loss as a result of its lending and investment activities in this VIE.

     o Another VIE was created in December 2005, when the Bank established an asset-backed commercial paper conduit ("ABCP conduit"). MLBUSA entered into a liquidity asset purchase agreement with the conduit in the amount of $5,000,000 to purchase investment-grade securities from the ABCP conduit in the event the notes issued by the ABCP conduit are not purchased in the market. The Bank also had a commitment to issue letters of credit in aggregate up to $200,000 in the event a credit enhancement was needed to maintain the ABCP conduit rating. During 2007, through the exercise of the agreement, the Bank purchased all securities held by the conduit. The Bank does not have any remaining exposure to this conduit as it is inactive. Although not legally terminated, the Bank does not anticipate using this conduit for off-balance-sheet financing in the future.

     o In June 2006, the Bank established a second ABCP conduit. MLBUSA has entered into a liquidity asset purchase agreement with the conduit with a total potential commitment of $5,000,000 to purchase assets from the ABCP conduit in the event the notes issued by the ABCP conduit are not purchased in the market. Through the exercise of the agreement, the Bank purchased asset-backed securities and loans held by the conduit with a fair market value of $1,358,604. There were no purchases of securities or loans during 2008. Periodically, throughout 2007 and 2008, the Bank purchased commercial paper issued by the conduit. The Bank held $81,339 and $0 of commercial paper issued by the conduit as of June 27, 2008 and December 28, 2007, respectively. The conduit has purchased credit default protection to cover itself for potential losses on secured loans held by the conduit, up to the maximum payout of $15,000. The Bank is subject to potential losses only to the extent there are assets in the conduit. As of June 27, 2008, this VIE had assets of $522,599. Pursuant to the last reconsideration event during 2008, the Bank concluded it does not hold a significant variable interest at June 27, 2008. At year-end 2007, the Bank was not the primary beneficiary and did not have a significant variable interest in this conduit. The Bank's maximum exposure to loss as a result of its relationships is $924,497, as of June 27, 2008, which assumes the conduit is fully funded and the assets purchased and issued letters of credit suffer a total loss. In July 2008, this conduit became inactive primarily through MLBUSA purchasing the remaining assets. The Bank does not intend to utilize this conduit in the future.

MERRILL LYNCH BANK USA
(A Wholly Owned Subsidiary of Merrill Lynch & Co., Inc.)

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Unaudited)
For the Quarterly Periods Ended June 27, 2008 and June 29, 2007
-------------------------------------------------------------------------------
(Dollars in thousands)

11.  COMMITMENTS, CONTINGENCIES, AND GUARANTEES


Commitments

In the normal course of business, the Bank enters into a number of off-balance sheet commitments. These commitments expose the Bank to varying degrees of credit risk, interest rate risk, and liquidity risk, and are subject to the same credit and risk limitation reviews as those recorded on the condensed consolidated balance sheets.



Credit Extension

The Bank enters into commitments to extend credit and letters of credit to meet the financing needs of its customers. A summary of the Bank's unfunded commitments to extend credit follows:

                                            June 27,        December 28,
                                              2008              2007
                                        ---------------    --------------

Consumer
 Securities-based                            $ 589,298             $ 284
 Residential mortgages - 1-4 family                  -            12,831
 Residential mortgages - home equity            25,644            27,512
                                        ---------------    --------------
   Total consumer                              614,942            40,627

Commercial
 Asset-based                                 1,793,467         2,646,508
 Secured commercial and industrial           3,104,837         3,242,780
 Securities-based                              209,990           447,383
 Unsecured commercial and industrial        19,919,783        20,636,916
 Real estate                                   262,216           256,494
 Hedge fund lending                             56,684            55,408
                                        ---------------    --------------
   Total commercial                         25,346,977        27,285,489
                                        ---------------    --------------
Total                                     $ 25,961,919      $ 27,326,116
                                        ===============    ==============

Commitments to extend credit are legally binding, generally have specified rates and maturities, and are for specified purposes. In many instances, the borrower must meet specified conditions before the Bank is required to lend. Commitments to extend credit that are subsequently participated to entities other than MLBUSA are excluded from the commitment amounts. The Bank manages the credit risk on its commitments by subjecting these commitments to normal credit approval and monitoring processes.

MERRILL LYNCH BANK USA
(A Wholly Owned Subsidiary of Merrill Lynch & Co., Inc.)

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Unaudited)
For the Quarterly Periods Ended June 27, 2008 and June 29, 2007
-------------------------------------------------------------------------------
(Dollars in thousands)

Unfunded commitments to extend credit at June 27, 2008, have the following contractual remaining maturities:

                                                                          Expires in
                                      -----------------------------------------------------------------------------------
                                                                 After 1             After 3
                                                                 Through             Through               After
                                        1 Year or Less           3 Years             5 Years              5 Years
                                      -------------------   ------------------  ------------------  ---------------------

Consumer
 Securities-based                              $ 589,298                  $ -                 $ -                    $ -
 Residential mortgages - home equity                   -                3,304               8,126                 14,214
                                      -------------------   ------------------  ------------------  ---------------------
   Total consumer                                589,298                3,304               8,126                 14,214

Commercial
 Asset-based                                     884,404              520,138             175,839                213,086
 Secured commercial and industrial             1,314,502              529,589           1,105,812                154,934
 Securities-based                                193,517                7,356               6,979                  2,138
 Unsecured commercial and industrial           4,580,381            4,928,435          10,400,639                 10,328
 Real estate                                     103,908               29,034              44,525                 84,749
 Hedge fund lending                               56,684                    -                   -                      -
                                      -------------------   ------------------  ------------------  ---------------------
   Total commercial                            7,133,396            6,014,552          11,733,794                465,235
                                      -------------------   ------------------  ------------------  ---------------------
Total                                        $ 7,722,694          $ 6,017,856        $ 11,741,920              $ 479,449
                                      ===================   ==================  ==================  =====================


During 2004, the Bank entered into a master repurchase agreement with the Parent and an affiliate, Merrill Lynch Government Securities, Inc. ("MLGSI") in which MLBUSA agrees to purchase securities issued or guaranteed by the United States of America or its agencies, and such other securities that are permissible under applicable bank regulations, and the seller agrees to repurchase the securities at a time specified at purchase (a repurchase agreement) up to a maximum of $5,000,000. As of June 27, 2008 and December 28, 2007, no securities had been purchased pursuant to this agreement.

The Bank is also committed to fund charges resulting from Merrill Lynch, Pierce, Fenner & Smith Incorporated ("MLPF&S") customers' use of delayed debit cards issued by the Bank. These advances can be drawn up to, and are collateralized by, either cash on deposit at the Bank or cash and securities held in the customer's MLPF&S brokerage account. Advances outstanding as of June 27, 2008 and December 28, 2007, were $63,411 and $57,559, respectively.

For each of these types of instruments, the Bank's maximum exposure to credit loss is represented by the contractual amount of these instruments. Many of the commitments are collateralized, or would be collateralized upon funding, and most are expected to expire without being drawn upon; therefore, the total commitment amounts do not necessarily represent the risk of loss or future cash requirements.

MERRILL LYNCH BANK USA
(A Wholly Owned Subsidiary of Merrill Lynch & Co., Inc.)

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Unaudited)
For the Quarterly Periods Ended June 27, 2008 and June 29, 2007
-------------------------------------------------------------------------------
(Dollars in thousands)


Contingencies

The Bank and its subsidiaries are involved in various legal proceedings arising out of, and incidental to, their respective businesses. Amounts are accrued for the financial resolution of claims that have either been asserted or are deemed probable of assertion if, in the opinion of management, it is both probable that a liability has been incurred and the amount of the liability can be reasonably estimated. In many cases, it is not possible to determine whether a liability has been incurred or to estimate the ultimate or minimum amount of that liability until a case is close to resolution, in which case no accrual is made until that time. Accruals are subject to significant estimation by management with input from outside counsel. Due to inherent difficulty of predicting the outcome of such matters, particularly in cases in which claimants seek substantial or indeterminable damages, Bank management cannot predict what the eventual loss or range of loss related to such matters will be. The Bank continues to assess these cases and believes, based on information available to it, that resolution of these matters will not have a material adverse effect on the Bank's financial condition, but may be material to the Bank's operating results or cash flows for any particular period.

Other

MLBUSA's money market and time deposits are deposited at the Bank by MLPF&S, an affiliate, as agent for certain customers. The Bank's funding of its assets is dependent upon these deposits and the affiliate's ongoing relationships with its customers.

Guarantees

MLBUSA provides guarantees to counterparties in the form of standby letters of credit and liquidity asset purchase agreements. Standby letters of credit are obligations issued by the Bank to a third party where the Bank promises to pay the third party the financial commitments or contractual obligations of the Bank's customer. The liquidity asset purchase agreement is a commitment to purchase assets from certain ABCP conduits that are rated investment grade by a nationally recognized rating agency or secured loans.

These guarantees at June 27, 2008 are summarized as follows:

                                             Maximum                                          Value of
Type of Guarantee                        Payout/Notional          Carrying Value             Collateral
-----------------                        ---------------          --------------             ----------

Standby letters of credit                  $ 1,995,687               $ (51,100)               $ 512,372 (1)(2)

Liquidity asset purchase agreement           $ 924,497                  $ (971)               $ 569,793 (3)(4)

(1) Marketable securities delivered by customers to MLBUSA collateralize up to $387,497 of the standby letters of credit.

(2) In the event MLBUSA funds the standby letters of credit, the Bank has recourse via loan agreements to customers on whose behalf the Bank issued the standby letter of credit in the amount of $1,619,969.

(3) In the event MLBUSA purchases securities pursuant to this agreement, the Bank will receive undivided interests in secured loans previously acquired or financed by the conduit.

(4) The maximum payout/notional amount includes issued letters of credit in the amount of $41,908.

MERRILL LYNCH BANK USA
(A Wholly Owned Subsidiary of Merrill Lynch & Co., Inc.)

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Unaudited)
For the Quarterly Periods Ended June 27, 2008 and June 29, 2007
-------------------------------------------------------------------------------
(Dollars in thousands)

Expiration information for these contracts is as follows:

                                         Maximum             Less than                                             Over
             Type of Guarantee       Payout/Notional          1 Year         1 - 3 Years       4 - 5 Years        5 Years
-----------------------------------  ----------------  ----------------  ---------------   ---------------  --------------

Standby letters of credit                $ 1,995,687         $ 390,785        $ 833,470         $ 700,373        $ 71,059

Liquidity asset purchase agreement         $ 924,497         $ 882,589              $ -          $ 41,908             $ -


The standby letters of credit amounts above include two-party letters of credit issued by the Bank in conjunction with principal-protected mutual funds. The two-party letters of credit require the Bank to pay an amount equal to the amount by which the mutual fund asset value at the end of seven to ten years is less than the amount originally invested. These funds are managed using algorithms which require holding an amount of highly liquid risk-free investments in addition to other more risky investments that, when combined, will result in the return of at least the original principal investment to the investors at maturity of the fund unless there is a significant and sudden market event. The Bank's maximum potential exposure to loss with respect to the two-party letters of credit totals $375,717. Such a loss assumes that no funds are invested in risk-free investments, and that all investments suffer a total loss. As such, this measure significantly overstates the Bank's expected loss exposure at June 27, 2008.

The liquidity asset purchase agreement is a commitment to purchase asset-backed loan receivables previously acquired or financed from the conduit. The conduit was formed in June 2006 to purchase assets and fund those purchases through the issuance of extendable commercial paper, callable notes, and extendable notes. The liquidity support would be called on by the conduit in the event a market disruption or other event make it difficult or impossible for the conduit to issue new notes to repay previously issued notes at their maturity. The Bank's maximum exposure to loss with respect to the liquidity asset purchase agreement is $882,589. Such a loss assumes that the Bank suffers a total loss on all asset-backed loans and commitments issued by the conduit. As such, this measure significantly overstates the Bank's expected loss exposure at June 27, 2008. In July 2008, this conduit became inactive primarily through MLBUSA purchasing the remaining assets. The Bank does not intend to utilize this conduit in the future.

Also related to this conduit, the Bank has committed to issue standby letters of credit. The letters of credit act as a credit enhancement to the conduit and will be issued in variable amounts up to $400,000 as necessary to maintain the conduit rating. The Bank's maximum exposure to loss with respect to issued letters of credit is $41,908. Such a loss assumes that the Bank suffers a total loss on issued letters of credit. As such, this measure significantly overstates the Bank's expected loss exposure at June 27, 2008. The credit enhancement was cancelled in connection with the termination of the conduit in July 2008.

During the fourth quarter of 2007, the Bank purchased the remaining assets of an ABCP conduit formed in December 2005 to purchase securities or other financial assets and fund those purchases through the issuance of notes, including commercial paper. The Bank does not have any remaining exposure to this conduit as it is inactive. Although not legally terminated, the Bank does not anticipate using this conduit for off-balance-sheet financing in the future.

MERRILL LYNCH BANK USA
(A Wholly Owned Subsidiary of Merrill Lynch & Co., Inc.)

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Unaudited)
For the Quarterly Periods Ended June 27, 2008 and June 29, 2007
-------------------------------------------------------------------------------
(Dollars in thousands)

In connection with certain asset sales and securitization transactions, MLBUSA typically makes representations and warranties about the underlying assets conforming to specified guidelines. If the underlying assets do not conform to the specifications, MLBUSA may have an obligation to repurchase the assets or indemnify the purchaser against any loss. To the extent these assets were originated by others and purchased by the Bank, MLBUSA seeks to obtain appropriate representations and warranties in connection with its acquisition of the assets. The Bank believes that the potential for loss under these arrangements is remote. Accordingly, no liability is recorded in the condensed consolidated financial statements.


12.  CAPITAL REQUIREMENTS

MLBUSA is subject to various regulatory capital requirements administered by U.S. federal and state banking agencies. Failure to meet minimum capital requirements can result in certain mandatory and possibly additional discretionary actions by regulators that, if undertaken, could have a direct material effect on MLBUSA's condensed consolidated financial statements. Under the regulatory framework for prompt corrective action, MLBUSA must meet specific capital guidelines that involve quantitative measures of MLBUSA's assets and certain off-balance sheet items as calculated under regulatory guidelines. MLBUSA's capital amounts and classifications are also subject to qualitative judgments by the regulators about components, risk weightings, and other factors.

Quantitative measures established by regulation to ensure capital adequacy require the Bank to maintain minimum amounts and ratios (set forth in the table below) of Total and Tier I capital to risk-weighted assets and of Tier I capital to average assets, as defined by the regulation. Management believes, as of June 27, 2008 and December 28, 2007, that the Bank meets all capital adequacy requirements to which it is subject.

As of June 27, 2008, MLBUSA's capital ratios meet or exceed the minimum "well capitalized" levels for the total risk-based, Tier 1 risk-based, and Tier 1 leverage ratios as set forth in the following table:

                                                                                                      Minimum
                                                                                                   To Be "Well
                                                                                                 Capitalized" Under
                                                                    Minimum for Capital          Prompt Corrective
                                              Actual                 Adequacy Purposes           Action Provisions
-----------------------------------------------------------------------------------------------------------------------
                                        Amount        Ratio          Amount        Ratio         Amount        Ratio
                                        ------        -----          ------        -----         ------        -----

June 27, 2008
Total capital (Tier 1 + Tier 2)
  to risk - weighted assets              6,638,952    14.81 %      $ 3,585,737      8.00 %     $ 4,482,171     10.00 %
Tier I capital to risk - weighted assets 5,578,737    12.45 %      $ 1,792,868      4.00 %     $ 2,689,303      6.00 %
Tier I capital to average assets         5,578,737     9.35 %      $ 2,385,754      4.00 %     $ 2,982,192      5.00 %

December 28, 2007
Total capital (Tier 1 + Tier 2)
  to risk - weighted assets            $ 7,367,944    12.18 %      $ 4,839,770      8.00 %     $ 6,049,713     10.00 %
Tier I capital to risk - weighted asset$ 6,511,001    10.76 %      $ 2,419,885      4.00 %     $ 3,629,828      6.00 %
Tier I capital to average assets       $ 6,511,001     8.50 %      $ 3,063,059      4.00 %     $ 3,828,824      5.00 %


MERRILL LYNCH BANK USA
(A Wholly Owned Subsidiary of Merrill Lynch & Co., Inc.)

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Unaudited)
For the Quarterly Periods Ended June 27, 2008 and June 29, 2007
-------------------------------------------------------------------------------
(Dollars in thousands)

13.  DERIVATIVES

MLBUSA uses derivative instruments to manage its interest rate, credit, and foreign exchange risk positions. Fair values of derivatives are included in trading assets, derivative assets, and derivative liabilities(1) in the condensed consolidated balance sheets.

For the six months ended June 27, 2008 and June 29, 2007, the amount of fair value hedge ineffectiveness included in the Bank's interest income was a pre-tax gain (loss) of $58,654 and ($5,172), respectively.

During the first quarter of 2008, the Bank determined that certain cash flow hedges, entered into in 2007, were no longer effective in offsetting changes in the cash flows of hedged items, and therefore, did not qualify for cash flow hedge accounting under SFAS No. 133. As a result, $50,525 of the mark-to-market gains previously accumulated in other comprehensive income was reclassified into earnings.

The Bank has established bilateral collateral agreements with its major derivative dealer counterparties that provide for exchange of marketable securities or cash to collateralize either party's future payment of obligations pursuant to derivative contracts. As of June 27, 2008 and December 28, 2007, the Bank had received from counterparties net cash totaling $386,392 and $198,710, respectively, to collateralize their future payment obligations with the Bank.

MLBUSA's net derivative positions at June 27, 2008 and December 28, 2007 are as follows:

                                                                 June 27, 2008                   December 28, 2007
                                                                 -------------                   -----------------
                                                                          Estimated Fair                     Estimated Fair
                                                          Notional             Value           Notional          Value
                                                          --------             -----           --------          -----
Interest rate swaps
     Bank receives fixed/pays floating                     $ 4,629,534       $ 148,247       $ 13,505,946        $ 272,190
     Bank receives floating/pays fixed                       8,745,095        (221,665)        11,299,148         (205,871)
     Bank receives floating/pays floating                      297,159          (1,799)                 -                -
     Bank receives CPI-indices linked/pays floating            403,991          (1,197)           366,910            8,103
Interest rate futures                                       34,125,000           7,483         18,912,000            5,321
Interest rate options                                          293,988               -            476,174            1,711
Credit default swaps                                         9,146,086         364,135          8,728,016          218,364
Principal protection guarantees                                396,349           1,446            437,242            2,217
Equity linked                                                  384,194           1,452            366,910           (9,120)
Total return swaps/credit link note                            396,349           2,272            437,242            2,046
Foreign exchange forward contracts                             649,381          (2,597)         1,043,932            2,316
To-be-announced security forward contracts                     100,000           1,016                  -                -
                                                          ------------       ---------       ------------        ---------
Total                                                     $ 59,567,126       $ 298,793       $ 55,573,520        $ 297,277
                                                          ============       =========       ============        =========

Weighted-average receivable interest rate                       3.19 %                             4.68 %
Weighted-average payable interest rate                         (2.85)%                            (3.43)%

-------------------------

(1)  Included in other liabilities in the condensed consolidated balance sheets.

MERRILL LYNCH BANK USA
(A Wholly Owned Subsidiary of Merrill Lynch & Co., Inc.)

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Unaudited)
For the Quarterly Periods Ended June 27, 2008 and June 29, 2007
-------------------------------------------------------------------------------
(Dollars in thousands)

14.  FAIR VALUE MEASUREMENTS

The Bank's financial instruments reported in the financial statements at fair value are categorized into a three-level hierarchy based on the nature of the inputs to the valuation technique. The fair value hierarchy gives the highest priority to quoted prices in active markets for identical assets or liabilities (Level 1) and the lowest priority to unobservable inputs (Level 3). If the inputs used to measure the fair value of the financial instrument fall within different levels of the hierarchy, the category level to which the financial instrument is assigned is based on the lowest level input that is significant to the fair value measurement of the instrument.

Financial assets and liabilities recorded on the condensed consolidated balance sheets are categorized based on the inputs to the valuation techniques as follows:

Level 1. Financial assets and liabilities whose values are based on unadjusted quoted prices for identical assets or liabilities in an active market (examples include active exchange-traded equity securities, listed derivatives, and most U.S. government and agency securities).

Level 2. Financial assets and liabilities whose values are based on quoted prices in markets that are not active or inputs that are observable either directly or indirectly for substantially the full term of the asset or liability. Level 2 inputs include the following: (a) quoted prices for similar assets or liabilities in active markets; (b) quoted prices for identical or similar assets or liabilities in non-active markets (examples include corporate and municipal bonds because these instruments trade infrequently); (c) pricing models whose inputs are observable for substantially the full term of the asset or liability (examples include most over-the-counter derivatives such as interest rate and currency swaps); (d) pricing models whose inputs are derived principally from or corroborated by observable market data through correlation or other means for substantially the full term of the asset or liability (an example includes certain mortgage loans).

Level 3. Financial assets and liabilities whose values are based on prices or valuation techniques that require inputs that are both unobservable and significant to the overall fair value measurement. They reflect management's own assumptions about the assumptions a market participant would use in pricing the asset or liability (for example, private equity investments and certain collateral-dependent loans).

Assets and liabilities with fair value measured on a recurring basis

The following tables present MLBUSA's fair value hierarchy for its assets and liabilities measured at fair value on a recurring basis.

MERRILL LYNCH BANK USA
(A Wholly Owned Subsidiary of Merrill Lynch & Co., Inc.)

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Unaudited)
For the Quarterly Periods Ended June 27, 2008 and June 29, 2007
-------------------------------------------------------------------------------
(Dollars in thousands)


                                                                   Fair Value Measurements on a Recurring Basis
                                                                                   as of June 27, 2008
                                                      ---------------------------------------------------------------------------
                                                                                                   Netting
                                                       Level 1        Level 2        Level 3           Adj (1)           Total
                                                       -------        -------        -------           -------           -----

Assets:
Trading assets (excludes derivative contracts
   designated as trading)                                 $ -       $ 896,995            $ -              $ -          $ 896,995
Derivative assets (includes derivative contracts
   designated as trading)                               7,484         423,854              -         (368,950)            62,388
Securities                                             10,917      16,852,836              -                -         16,863,753
Loans and leases held for sale                              -         561,398          3,198                -            564,596
Other assets                                                -               -         11,679                -             11,679

Liabilities:
Derivative liabilities (includes derivative contracts
   designated as trading)                                   -         133,998              -          (19,864)           114,134


(1) Represents cash collateral and the impact of netting across the levels of the fair value hierarchy.


                                                                          Fair Value Measurements on a Recurring Basis
                                                                                  as of December 28, 2007
                                                          --------------------------------------------------------------------------
 Assets:                                                                                                Netting
                                                         Level 1       Level 2          Level 3          Adj (1)         Total
                                                         -------       -------          -------          -------         -----

 Trading assets (excludes derivative contracts               $ -        $ 925,275            $ -               $ -       $ 925,275
   designated as trading)
 Derivative assets (includes derivative contracts
   designated as trading)                                  5,321          387,778              -          (219,616)        173,483
 Securities                                                9,911       22,550,923              -                 -      22,560,834
 Loans and leases held for sale                                -          625,132          4,428                 -         629,560
 Other assets                                                  -                -         18,223                 -          18,223
 Liabilities:
 Securities sold under agreements to repurchase                -          689,687              -                 -         689,687
 Derivative liabilities (includes derivative contracts
   designated as trading)                                      -           86,797              -           (12,248)         74,549


(1) Represents cash collateral and the impact of netting across the levels of the fair value hierarchy.

MERRILL LYNCH BANK USA
(A Wholly Owned Subsidiary of Merrill Lynch & Co., Inc.)

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Unaudited)
For the Quarterly Periods Ended June 27, 2008 and June 29, 2007
-------------------------------------------------------------------------------
(Dollars in thousands)

The following tables provide a summary of changes in fair value of the Bank's Level 3 assets and liabilities for the three and six months ended June 27, 2008 and June 29, 2007, respectively, as well as the portion of gains or losses included in income attributable to unrealized gains or losses relating to those assets and liabilities still held at June 27, 2008 and June 29, 2007. As inputs can fall into multiple levels of the priority hierarchy, and as the category is based on the lowest priority of inputs used to determine fair value, a Level 3 fair value measurement may include inputs that are observable (Levels 1 and 2) and unobservable (Level 3). Therefore, gains and losses for such assets and liabilities categorized within the Level 3 table below may include changes in fair value that are attributable to both observable inputs (Levels 1 and 2) and unobservable inputs (Level 3). Further, the following tables do not consider the effect of derivatives included in Level 1 and 2 that economically hedge certain exposures to the Level 3 positions.

                                                                    Three Months Ended                   Six Months Ended
                                                                       June 27, 2008                       June 27, 2008
                                                                       -------------                       -------------
                                                                   Loans and                        Loans and
                                                                  Leases Held      Other           Leases Held       Other
                                                                    for Sale       Assets           for Sale         Assets
                                                                    --------       ------           --------         ------
Beginning balance                                                   $3,496        $15,095             $ 4,428       $18,223
Assets:
    Total gains or (losses)
        Included in gains (losses) on sale of loans                 (4,207)             -              (6,995)            -
        Included in equity and partnership interests                     -         (1,151)                  -        (1,908)
    Purchases, issuances and settlements, net                         (884)        (2,265)             (1,863)       (4,636)
    Transfers in                                                     4,793              -               7,628             -
                                                                    -------      ---------            --------      --------
Ending balance                                                      $3,198        $11,679             $ 3,198       $11,679
                                                                    =======      =========            ========      ========

Unrealized gains (losses) included in income
   attributable to those assets still held                           $ 770       $ (1,151)            $ 2,259       $(1,908)
                                                                    =======      =========            ========      ========

MERRILL LYNCH BANK USA
(A Wholly Owned Subsidiary of Merrill Lynch & Co., Inc.)

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Unaudited)
For the Quarterly Periods Ended June 27, 2008 and June 29, 2007
-------------------------------------------------------------------------------
(Dollars in thousands)

                                                                      Three Months Ended                     Six Months Ended
                                                                         June 29, 2007                         June 29, 2007
                                                                         -------------                         -------------
                                                                   Loans and                            Loans and
                                                                  Leases Held       Other              Leases Held       Other
                                                                    for Sale        Assets              for Sale         Assets
                                                                    --------        ------              --------         ------
Assets:
Beginning balance                                                   $ 5,571         $23,280                $ 6,632        $22,600
    Total gains or (losses)
        Included in gains (losses) on sale of loans                  (4,731)              -                 (9,111)             -
        Included in equity and partnership interests                      -             454                      -          4,599
    Purchases, issuances and settlements, net                        (1,290)         (4,201)                (2,452)        (7,666)
    Transfers in                                                      5,321               -                  9,802              -
                                                                    -------        ---------               --------       --------
Ending balance                                                      $ 4,871         $19,533                $ 4,871        $19,533
                                                                    =======        =========               ========       ========

Unrealized gains included in income
   attributable to those assets still held                          $ 1,422           $ 454                $ 2,997         $4,599
                                                                    =======        =========               ========       ========

Assets and liabilities with fair value measured on a non-recurring basis

The following tables present MLBUSA's fair value hierarchy for its assets and liabilities measured at fair value on a non-recurring basis as of June 27, 2008 and December 28, 2007, as well as gains or losses recorded in the condensed consolidated statement of earnings for the three and six months ended June 27, 2008 and June 29, 2007.

Loans held for sale are accounted for on a LOCOM basis, and the fair value of the assets is less than the book value. The losses were calculated by models incorporating significant observable market data, such as pricing of default swap protection, pricing of listed bonds, loss ratios for consumer loans and actual trades viewed in the market for similar loans.

Loans and leases receivable reported includes certain impaired loans where an allowance for loan losses has been calculated based upon the fair value of the loans or collateral. For loans included in Level 3 of the fair value hierarchy, fair value is estimated using book values of pledged collateral reported by the borrower judgmentally adjusted by management based on historical experience with similar clients and assets to an amount estimated to be collected.

Other assets are comprised of real estate owned assets and the fair value is estimated based upon a recent appraisal or broker opinion on the property.

Other liabilities include fair value amounts recorded for loan commitments, where the funded loan will be held for sale, and impaired loan commitments related to funded loans to be held for investment. The losses were calculated by models incorporating significant observable market data, such as pricing of default swap protection, pricing of listed bonds and actual trades viewed in the market for similar loans.

MERRILL LYNCH BANK USA
(A Wholly Owned Subsidiary of Merrill Lynch & Co., Inc.)

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Unaudited)
For the Quarterly Periods Ended June 27, 2008 and June 29, 2007
-------------------------------------------------------------------------------
(Dollars in thousands)

                                                        Fair Value Measurements on a Non-Recurring Basis
                                                                     as of June 27, 2008
                                           ---------------------------------------------------------------------------
                                              Level 1             Level 2           Level 3               Total
                                              -------             -------           -------               -----
Assets:
Loans and leases held for sale                  $ -            $ 1,468,405        $ 20,668            $ 1,489,073
Loans and leases receivable                       -                136,764          59,954                196,718
Other assets                                      -                      -           7,490                  7,490
Liabilities:
Other liabilities                                 -                153,496               -                153,496


                                                       Fair Value Measurements on a Non-Recurring Basis
                                                                  as of December 28, 2007
                                           --------------------------------------------------------------------------
                                              Level 1             Level 2           Level 3              Total
                                              -------             -------           -------              -----
Assets:
Loans and leases held for sale                  $ -            $ 1,177,494          $ 421            $ 1,177,915
Liabilities:
Other liabilities                                 -                103,157              -                103,157


                                                                            Gains (Losses)
                                           --------------------------------------------------------------------------
                                                      Three Months Ended                   Six Months Ended
                                                      ------------------                   ----------------
                                             June 27, 2008          June 29, 2007          June 27, 2008         June 29, 2007
                                             -------------          -------------          -------------         -------------
Assets:
Loans and leases held for sale                   $ 1,693               $ (2,892)             $ (53,252)             $ (6,340)
Loans and leases receivable                       (9,698)                (4,991)               (42,943)               (4,425)
Other assets                                        (529)                  (710)                (2,898)               (1,238)

Liabilities:
Other liabilities                                 18,808                       -               (58,591)                    -



MERRILL LYNCH BANK USA
(A Wholly Owned Subsidiary of Merrill Lynch & Co., Inc.)

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Unaudited)
For the Quarterly Periods Ended June 27, 2008 and June 29, 2007
-------------------------------------------------------------------------------
(Dollars in thousands)


15.  FAIR VALUE OPTION

SFAS No. 159 provides MLBUSA with a fair value option election that allows the Bank to irrevocably elect fair value as the initial and subsequent measurement attribute for certain financial assets and liabilities. If the fair value option is elected, changes in fair value are recognized in the current period earnings. SFAS No. 159 permits the fair value option election on an instrument by instrument basis, or a pooled or grouped basis, at initial recognition of an asset or liability or upon an event that gives rise to a new basis of accounting for that instrument. Interest income is recognized on loans or securities for which the fair value option has been selected based upon the contractual principal amount, the stated interest rate, and the number of days in the period.

The Bank adopted the fair value option for certain securities in its strategic risk portfolio to provide for more efficient accounting and administration of the securities and related hedges. As these securities were previously accounted for as available-for-sale securities, the carrying value prior to adoption was fair value with the variance from the cost basis of the assets (the unrealized net loss) reported in accumulated other comprehensive income, a component of capital. Upon adoption of SFAS No. 159 for these securities, the amount previously included in accumulated other comprehensive income was included in beginning retained earnings and the carrying value after adoption remained unchanged at the fair value of the securities. As required by SFAS No. 159, available-for-sale securities for which fair value option is elected, are reclassified as trading securities.

The Bank adopted the fair value option for the automobile loan portfolio as it is risk managed on a fair value basis.

During the second quarter of 2007, the Bank adopted the fair value option for securities sold under agreements to repurchase with MLPF&S, an affiliate. The election of the fair value option provides for more efficient accounting and administration for securities sold under agreements to repurchase with MLPF&S. The fair value of securities sold under agreements to repurchase with MLPF&S was $0 and $689,687 at June 27, 2008 and December 28, 2007, respectively.

During the fourth quarter of 2007, the Bank elected fair value option accounting for subordinated notes payable to third parties included in the Bank's condensed consolidated balance sheets as the result of becoming the primary beneficiary of a conduit holding generally highly rated mortgage-backed debt securities. The fair value option election provides for better presentation of the principal amount of debt that will be repaid by the conduit to the note holder. There was no change in the value of notes payable subsequent to electing fair value option accounting.

The following tables provide information about where changes in fair values of assets or liabilities for which the fair value option has been elected are included in earnings for the three and six months ended June 27, 2008 and June 29, 2007, respectively.

MERRILL LYNCH BANK USA
(A Wholly Owned Subsidiary of Merrill Lynch & Co., Inc.)

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Unaudited)
For the Quarterly Periods Ended June 27, 2008 and June 29, 2007
-------------------------------------------------------------------------------
(Dollars in thousands)

    Changes in Fair Value for Items Measured at Fair Value Pursuant to the Fair Value Option
-----------------------------------------------------------------------------------------------------------------------
                                                         Three Months Ended June             Six Months Ended June
                                                                27, 2008                           27, 2008
                                                                --------                           --------
                                                                                              Gains on
                                                      Gains on Sale         Other            Sale of            Other
                                                        of Loans            Income              Loans           Income
                                                        --------            ------              -----           ------
Assets:
   Loans and leases held for sale (1)                      $ 614             $ -             $ 12,268           $ -

Liabilities:
   Securities sold under agreements to repurchase              -               -                    -            35

(1) The decrease in fair value of loans held for sale for which the fair value option was elected that was attributable to changes in borrower-specific credit risk, determined by reviewing the change in individual loan impairment and the change in credit spreads for securities backed by similar loans, was $2,008 and $12,032 for the three and six months ended June 27, 2008, respectively.

Changes in Fair Value for Items Measured at Fair Value Pursuant to the Fair Value Option
----------------------------------------------------------------------------------------
                                                          Gains on Sale of Loans
                                                          ----------------------
                                           Three Months Ended                  Six Months Ended
Assets:                                      June 29, 2007                      June 29, 2007
-------                                      -------------                      -------------
   Loans and leases held for sale (1)           $ 17,637                           $ 41,789


(1) The decrease in fair value of loans held for sale for which the fair value option was elected that was attributable to changes in borrower-specific credit risk, determined by reviewing the change in individual loan impairment and the change in credit spreads for securities backed by similar loans, was $4,754 and $9,111 for the three and six months ended June 29, 2007, respectively.

The difference between fair values and the aggregate contractual principal amounts of the assets and liabilities for which the fair value option has been elected as of June 27, 2008 and December 28, 2007, is as follows:

MERRILL LYNCH BANK USA
(A Wholly Owned Subsidiary of Merrill Lynch & Co., Inc.)

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Unaudited)
For the Quarterly Periods Ended June 27, 2008 and June 29, 2007
-------------------------------------------------------------------------------
(Dollars in thousands)


                                        Fair Value at June       Contractual
                                              27, 2008         Principal Amount   Difference
                                        ----------------------------------------------------------

Assets:
   Loans and leases held for sale (1)         $ 564,596            $ 720,955      $ (156,359)

Liabilities:
   Other borrowings (2)                               -              268,700        (268,700)



(1) The fair value of loans for which the fair value option was elected that are greater than 90 days past due as of June 27, 2008, was $3,198; the fair value of loans on nonaccrual status, including all of the loans greater than 90 days past due, is $3,198. The difference between the fair value and unpaid principal balance of loans greater than 90 days past due or on nonaccrual is $9,102 as of June 27, 2008.

(2) Other borrowings results from subordinated debt issued by a conduit consolidated pursuant to FIN 46(R). The subordinated note holder has recourse only to the assets of the conduit. It is estimated that the cumulative losses of the conduit will exceed the amount of subordinated debt and any equity in the conduit by a substantial amount.


                                                       Fair Value at             Contractual
                                                     December 28, 2007         Principal Amount      Difference
                                                     -------------------------------------------------------------
 Assets:
    Loans and leases held for sale (1)                  $ 629,560                   $ 788,591           $ (159,031)
 Liabilities:
    Securities sold under agreements to repurchase        689,687                     689,652                   35
    Other borrowings                                            -                     268,700             (268,700)


(1) The fair value of loans for which the fair value option was elected that are greater than 90 days past due, all on non-accrual, as of December 28, 2007, was $4,428. The difference between the fair value and unpaid principal balance of loans greater than 90 days past due or on nonaccrual is $11,362 as of December 28, 2007.


16.  DISCONTINUED OPERATIONS

On December 24, 2007, Merrill Lynch announced the sale of MLC business. The sale generally included the stock of MLBFS, and MLC's corporate finance, equipment finance, franchise, commercial real estate, and energy and health care finance units. This transaction closed on February 4, 2008. The operating results for MLC disposal group are reported as discontinued operations for all periods presented in the MLBUSA condensed consolidated statements of earnings.

MERRILL LYNCH BANK USA
(A Wholly Owned Subsidiary of Merrill Lynch & Co., Inc.)

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Unaudited)
For the Quarterly Periods Ended June 27, 2008 and June 29, 2007
-------------------------------------------------------------------------------
(Dollars in thousands)


The assets and liabilities of the discontinued disposal group are presented in the table below:


                                                    June 27, 2008     December 28, 2007
                                                  ----------------   -------------------
Assets:
    Cash                                                    $ 788                 $ 318
    Loans and leases held for sale                        176,308            12,685,773
    Accrued interest receivable                             1,399                89,254
    Property and equipment                                  1,033                44,509
    Other assets                                           55,106               159,860
                                                  ----------------   -------------------
Total Assets of discontinued operations                 $ 234,634          $ 12,979,714
                                                  ================   ===================

Liabilities:
Current income taxes payable                              $ 2,408              $ 34,626
Other liabilities                                        15,039                 416,826
                                                  ----------------   -------------------
Total Liabilities of discontinued operations             $ 17,447             $ 451,452
                                                  ================   ===================

As of December 28, 2007, the Bank transferred $12,265,989 of MLC loans from loans and leases held for investment to loans and leases held for sale (as presented in the table above), resulting in a charge to the allowance for loan and lease losses in the amount of $210,036 to state the loans at LOCOM.

Certain financial information included in the condensed consolidated statements of earnings as discontinued operations is shown below:

                                                     Three Months Ended                   Six Months Ended
                                                     ------------------                   ----------------
                                                June 27, 2008       June 29, 2007   June 27, 2008         June 29, 2007
                                                -------------       -------------   -------------         -------------
Net interest income after provision for loan
  and lease losses                                  $ (6,371)           $ 170,601       $ 58,557             $ 325,023
Noninterest income                                    (2,679)              34,653         (6,393)               67,920
Noninterest expenses                                   9,898               38,925         63,282                92,943
                                                    ---------           ---------      ----------            ---------

(Loss) earnings from discontinued operations
   before income taxes                             $ (18,948)           $ 166,329      $ (11,118)            $ 300,000
                                                   ==========           =========      ==========            =========


17.  SUBSEQUENT EVENT

On July 17, 2008, it was announced that the Parent was in negotiations and had signed a non-binding letter of intent to sell the Bank's interest in Financial Data Services, Inc. ("FDS"), based on an enterprise value for FDS in excess of $3.5 billion. FDS serves as a transfer agent, subaccountant, registrar and fiscal agent for non-proprietary money market and mutual funds. The expected sale of FDS is currently subject to a non-binding letter of intent and there can be no assurance that a definitive agreement will be completed with the current purchases, or if a sale is consummated, that it will be on the financial terms described above.